Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-147785

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Maximum Offering Price	Registration Fee
1.625% Series A Convertible Senior Notes due 2037	$2,200,000,000	100%	$67,540	(1)
1.50% Series B Convertible Senior Notes due 2037	$2,200,000,000	100%	$67,540	(1)
1.50% Series C Convertible Senior Notes due 2037	$2,200,000,000	100%	$67,540	(1)
Total	$6,600,000,000		$202,620	(1)

(1)
Such fee was paid by the Registrant by wire transfer on December 5, 2007.

Prospectus Supplement to Prospectus dated December 3, 2007.

$2,000,000,000 1.625% Series A Convertible Senior Notes due 2037
$2,000,000,000  1.50% Series B Convertible Senior Notes due 2037
$2,000,000,000  1.50% Series C Convertible Senior Notes due 2037

            We are offering $2,000,000,000 principal amount of 1.625% Series A Convertible Senior Notes due 2037 (the "Series A notes"), $2,000,000,000 principal amount of 1.50% Series B Convertible Senior Notes due 2037 (the "Series B notes") and $2,000,000,000 principal amount of 1.50% Series C Convertible Senior Notes due 2037 (the "Series C notes") (together with the Series A notes and the Series B notes, the "notes"). The notes will be our unsecured obligations and will rank equally with all of our existing and future unsecured, unsubordinated debt.

            We will pay cash interest on the notes at an annual rate of 1.625% on the Series A notes, 1.50% on the Series B notes and 1.50% on the Series C notes. Interest on the notes is payable on June 15 and December 15 of each year, beginning June 15, 2008.

            The notes will mature on December 15, 2037. We may redeem some or all of the notes for cash after December 20, 2010, in the case of the Series A notes, December 20, 2011, in the case of Series B notes and December 20, 2012 in the case of Series C notes, in each case at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

            Holders of Series A notes and Series B notes will have the right to require us to repurchase their notes on December 15, 2010 and December 15, 2011, respectively. In addition, holders of any series of notes will have the right to require us to repurchase their notes on December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 or upon a fundamental change, in each case as further described in this prospectus supplement, at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

            The notes will be convertible in certain circumstances into cash and a number of our ordinary shares determined as described in this prospectus supplement. The initial conversion rate of the notes is 5.9310, equivalent to a conversion price per ordinary share of approximately $168.61. These initial conversion rates are subject to adjustment upon the occurrence of certain corporate events but not for accrued interest. In addition, if certain fundamental changes occur on or before December 20, 2010, with respect to Series A notes, December 20, 2011, with respect to Series B notes or December 20, 2012, with respect to Series C notes, we will in some cases increase the conversion rate for a holder electing to convert notes in connection with such fundamental change.

            Holders may convert their notes only under the following circumstances: (1) during any calendar quarter after March 31, 2008 if the last reported sale price of our ordinary shares for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price, (2) during the five business days after the average trading price per $1,000 principal amount of the notes is equal to or less than 98% of the average conversion value of such notes during the preceding five trading-day period as described herein, (3) during specified periods if specified distributions to holders of our ordinary shares are made or specified corporate transactions occur, (4) prior to the close of business on the business day preceding the redemption date if the notes are called for redemption or (5) on or after September 15, 2037 and prior to the close of business on the business day prior to the stated maturity of the notes. Upon conversion, we will deliver, in lieu of ordinary shares, cash up to the aggregate principal amount of notes to be converted and ordinary shares in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted.

            We have also granted to the underwriters an option to purchase up to an additional $200,000,000 principal amount of Series A notes, an option to purchase up to an additional $200,000,000 principal amount of Series B notes and an option to purchase up to an additional $200,000,000 principal amount of Series C notes.

            Our ordinary shares are listed on the New York Stock Exchange under the symbol "RIG." The last reported sale price of our ordinary shares on December 5, 2007 was $127.25 per share.

            We do not intend to apply to list the notes on any securities exchange or include them in any automated quotation system.

            Investing in the notes involves risks. See "Risk Factors" beginning on page S-24 of this prospectus supplement and on page 3 of the accompanying prospectus.

            Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Discount		Proceeds, before expenses, to us
	Per Note	Total	Per Note	Total	Per Note	Total
1.625% Series A Convertible Senior Notes due 2037	100%	$2,000,000,000	1%	$20,000,000	99%	$1,980,000,000
1.50% Series B Convertible Senior Notes due 2037	100%	$2,000,000,000	1%	$20,000,000	99%	$1,980,000,000
1.50% Series C Convertible Senior Notes due 2037	100%	$2,000,000,000	1%	$20,000,000	99%	$1,980,000,000
Total		$6,000,000,000		$60,000,000		$5,940,000,000

            The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from December 11, 2007 and must be paid by the purchasers if the notes are delivered after December 11, 2007.

            The underwriters expect to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on December 11, 2007.

Joint Bookrunning Managers

Goldman, Sachs & Co.	Lehman Brothers
Citi (Series A Notes & Series C Notes)	Credit Suisse (Series B Notes)

Joint Lead Managers

Calyon Securities (USA) Inc. (Series B Notes)
Credit Suisse (Series A Notes)
Fortis Securities LLC (Series C Notes)
JPMorgan (Series A Notes & Series B Notes)
UBS Investment Bank (Series A Notes, Series B Notes & Series C Notes)
Wells Fargo Securities (Series C Notes)

Prospectus Supplement dated December 5, 2007.

Prospectus Supplement
Special Note Regarding Forward-Looking Statements
Where You Can Find More Information
Enforceability Of Civil Liabilities Against Foreign Persons
Summary
Risk Factors
Use Of Proceeds
Ratio Of Earnings to Fixed Charges
Price Range Of Ordinary Shares And Dividend Policy
Capitalization
Description Of Certain Other Indebtedness
Description Of The Notes
Material U.S. Federal Income Tax Considerations
Cayman Islands Tax Consequences
Underwriting
Legal Matters
Experts
Independent Registered Public Accounting Firm
Prospectus
About This Prospectus
Forward-Looking Information
About Transocean Inc.
Where You Can Find More Information
Risk Factors
Use Of Proceeds
Ratio Of Earnings To Fixed Charges
Description Of Debt Securities
Description Of Share Capital
Description Of Ordinary Shares
Description Of Preference Shares
Description Of Warrants
Anti-Takeover Provisions
Plan Of Distribution
Legal Matters
Experts
Independent Registered Public Accounting Firm

          No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is current only as of its date.

          This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to our business. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this series of notes we are offering. If the description of the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the documents incorporated by reference in the accompanying prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements about the following subjects:

•
contract commencements,

•
contract option exercises,

•
revenues,

•
expenses,

•
results of operations,

•
commodity prices,

•
customer drilling programs,

•
supply and demand,

•
utilization rates,

•
dayrates,

•
contract backlog,

•
effects and results of the recent GlobalSantaFe merger, reclassification and related transactions,

•
regulatory approvals from the Office of Fair Trading for the United Kingdom and disposal of two GlobalSantaFe floaters working in the U.K. sector of the North Sea,

•
planned shipyard projects and rig mobilizations and their effects,

•
newbuild projects and opportunities,

•
upgrade projects,

•
contract awards,

•
newbuild delivery dates,

•
expected downtime,

•
insurance proceeds,

•
cash investments of our wholly-owned captive insurance company,

•
future activity in the deepwater, mid-water and the jackup market sectors,

•
market outlook for our various geographical operating sectors,

•
capacity constraints for ultra-deepwater rigs and other rig classes,

•
effects of new rigs on the market,

•
income related to and any payments to be received under the TODCO tax sharing agreement,

•
refinancing of the Bridge Loan Facility, including timing and components of the refinancing,

•
uses of excess cash, including debt repayment,

•
issuance of new debt,

•
debt reduction,

•
planned asset sales,

•
timing of asset sales,

•
proceeds from asset sales,

•
our effective tax rate,

•
changes in tax laws, treaties and regulations,

•
tax assessments,

•
our other expectations with regard to market outlook,

•
operations in international markets,

•
the level of expected capital expenditures,

•
results and effects of legal proceedings and governmental audits and assessments,

•
adequacy of insurance,

•
liabilities for tax issues, including those associated with our activities in Brazil, Norway and the United States,

•
liquidity,

•
cash flow from operations,

•
adequacy of cash flow for our obligations,

•
effects of accounting changes,

•
adoption of accounting policies,

•
pension plan and other postretirement benefit plan contributions,

•
benefit payments, and

•
the timing and cost of completion of capital projects.

          Forward-looking statements included or incorporated by reference in this prospectus supplement and accompanying prospectus are identifiable by use of the following words and other similar expressions, among others:

  •
  "anticipate"

  •
  "believe"

  •
  "budget"

  •
  "could"

  •
  "estimate"

  •
  "expect"

  •
  "forecast"

  •
  "intend"

  •
  "may"

  •
  "might"

  •
  "plan"

  •
  "predict"

  •
  "project"

  •
  "should"

          Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to:

  •
  those described under "Risk Factors" in this prospectus supplement and the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007,

  •
  the adequacy of sources of liquidity,

  •
  effects of the Transactions,

  •
  failure to complete the concurrent notes offering,

  •
  the effect and results of litigation, tax assessments, audits, and contingencies, and

  •
  other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our other filings with the Securities and Exchange Commission ("SEC"), which are available free of charge on the SEC's Web site at www.sec.gov.

          Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

          All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          Our Web site is located at http://www.deepwater.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other Web site is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

          We have filed a registration statement with the SEC to register the securities offered by this prospectus supplement. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Web site.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K) until we sell all the offered securities. The documents we incorporate by reference are:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2006,

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and

  •
  our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 14, 2007 (dated February 7, 2007), March 6, 2007, April 11, 2007, June 4, 2007, July 23, 2007, August 14, 2007, September 20, 2007, October 1, 2007, October 17, 2007, October 19, 2007, October 24, 2007, October 25, 2007, November 14, 2007, November 21, 2007, November 27, 2007, December 3, 2007 (two filings) and December 5, 2007.

          You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), which we will provide at no cost, by writing or telephoning us at the following address:

    Transocean Inc.
    4 Greenway Plaza
    Houston, Texas 77046
    Attention: Vice President, Investor Relations
    Telephone: (713) 232-7500

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

          Transocean Inc. is a Cayman Islands exempted company and certain of our officers and directors may be residents of various jurisdictions outside the United States. All or a substantial portion of our assets and the assets of these persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce any U.S. court judgment obtained against these persons that is predicated upon the civil liability provisions of the Securities Act of 1933. We have agreed to be served with process with respect to actions based on offers and sales of the notes. To bring a claim against us, you may serve our Corporate Secretary, c/o Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046, our U.S. agent appointed for that purpose.

          Walkers, our Cayman Islands legal counsel, has advised us that there is doubt as to whether Cayman Islands courts would enforce (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the Securities Act of 1933 or (2) original actions brought against us or other persons predicated upon the Securities Act of 1933. There is no treaty between the United States and the Cayman Islands providing for enforcement of judgments, and there are grounds upon which Cayman Islands courts may not enforce judgments of U.S. courts. In general, Cayman Islands courts would not enforce any remedies if they are deemed to be penalties, fines, taxes or similar remedies.

SUMMARY

          This summary may not contain all of the information that is important to you. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, before making an investment decision. Except when used in "Description of the Notes" and "— The Offering," when we use the terms "Transocean," "we," "our" or the "Company," we are referring to Transocean Inc. together with its consolidated subsidiaries and predecessors and when we use the term "GlobalSantaFe" we are referring to GlobalSantaFe Corporation, a Cayman Islands exempted company, which merged with a subsidiary of ours on November 27, 2007, and its subsidiaries, unless the context otherwise requires. When we use these terms in "Description of the Notes" and "— The Offering," we mean Transocean Inc. only, unless we indicate or the context requires otherwise.

Our Business

          Transocean Inc. is a leading international provider of offshore contract drilling services for oil and gas wells. As of December 3, 2007, we owned, had partial ownership interests in or operated 140 mobile offshore drilling units. As of this date, our fleet included 39 High-Specification Floaters, 29 Other Floaters, 68 Jackups and four Other Rigs. We also owned or had ownership interests in eight High-Specification Floaters under construction.

          Our mobile offshore drilling fleet is considered one of the most modern and versatile fleets in the world. Our primary business is to contract these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. We specialize in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. We also provide oil and gas drilling management services on either a dayrate or completed-project, fixed-price (or "turnkey") basis, as well as drilling engineering and drilling project management services, and we participate in oil and gas exploration and production activities.

          Transocean Inc. is a Cayman Islands exempted company with principal executive offices in the U.S. located at 4 Greenway Plaza, Houston, Texas 77046. Our telephone number at that address is (713) 232-7500.

Recent Developments

Reclassification and Merger

          On November 27, 2007, we completed the transactions by which we combined with GlobalSantaFe and effected a reclassification of our ordinary shares. These transactions were contemplated by the Agreement and Plan of Merger dated July 21, 2007 (the "Merger Agreement") among us, our direct wholly owned subsidiary Transocean Worldwide Inc. ("Merger Sub") and GlobalSantaFe. In accordance with the terms of the Merger Agreement, GlobalSantaFe merged with Merger Sub by way of a scheme of arrangement qualifying as an amalgamation under Cayman Islands law, with Merger Sub continuing as the surviving entity (the "Merger"). Immediately prior to the effective time of the Merger, each of our outstanding ordinary shares was reclassified by way of a scheme of arrangement under Cayman Islands law into 0.6996 of our ordinary shares and $33.03 in cash (the "Reclassification" and, together with the Merger, the "Transactions"). At the effective time of the Merger, each outstanding ordinary share of GlobalSantaFe was exchanged for 0.4757 of our ordinary shares (after giving effect to the Reclassification) and $22.46 in cash. We funded the payment of the cash consideration in the Transactions with $15.0 billion of borrowings under our $15.0 billion, one-year senior unsecured bridge loan facility (the "Bridge Loan Facility").

          As a result of the Reclassification, Transocean expects to issue, in the aggregate, approximately 208,364,000 Transocean ordinary shares and pay a total of approximately $9,815,920,000 in cash in exchange for the issued and outstanding Transocean ordinary shares as of the effective time of the Reclassification (including Transocean ordinary shares issued in connection with the vesting of Transocean deferred units and restricted shares).

          As a result of the Merger, Transocean expects to issue, in the aggregate, approximately 107,577,000 Transocean ordinary shares and pay a total of approximately $5,087,793,000 in cash in exchange for the issued and outstanding GlobalSantaFe ordinary shares. Transocean also assumed stock options and stock appreciation rights exercisable for approximately 1,880,000 Transocean ordinary shares.

          As of November 27, 2007, Transocean had approximately 315,941,000 ordinary shares outstanding and approximately 6,301,000 ordinary shares reserved for issuance upon the exercise or conversion of stock options, stock appreciation rights and warrants.

          In connection with seeking regulatory approvals from the Office of Fair Trading for the United Kingdom, Transocean expects to dispose of two GlobalSantaFe floaters working in the U.K. sector of the North Sea.

Proposed Refinancing Transactions

          We expect to repay a portion of the borrowings outstanding under the Bridge Loan Facility with the proceeds from this offering, a concurrent public offering of up to $2.5 billion of senior notes and borrowings under a $1.5 billion 364-day revolving credit facility (the "364-Day Revolving Credit Facility"). The notes offering is expected to close concurrently with this offering and provide aggregate net proceeds of approximately $2.47 billion. This offering and the notes offering are not contingent upon each other.

          We have also enhanced our liquidity by entering into a $2.0 billion, five-year revolving credit facility (the "Five-Year Revolving Credit Facility"). We expect to use borrowings under the five-year revolving credit facility for working capital and general corporate purposes. As of the date of this prospectus supplement, we have not yet made any borrowings under the Five-Year Revolving Credit Facility.

          For more information on the concurrent notes offering, the Five-Year Revolving Credit Facility and the 364-Day Revolving Credit Facility, see "Description of Certain Other Indebtedness."

The Offering

Issuer	Transocean Inc.
Notes Offered	$2 billion aggregate principal amount of 1.625% convertible notes due 2037, which we refer to as Series A notes.
$2 billion aggregate principal amount of 1.50% convertible notes due 2037, which we refer to as Series B notes.
$2 billion aggregate principal amount of 1.50% convertible notes due 2037, which we refer to as Series C notes.
We refer to the Series A notes, the Series B notes and the Series C notes collectively as the "notes."

We have also granted the underwriters an option to purchase, up to $200 million, $200 million and $200 million aggregate principal amount of Series A notes, Series B notes and Series C notes, respectively, within the 15-day period commencing on and including the date of this prospectus supplement.
Issue Price	100% of the principal amount of the notes, plus accrued interest, if any.
Maturity Date	December 15, 2037.
Ranking
The notes will rank equally with all of our existing and future unsecured, unsubordinated debt and senior to any future subordinated debt. The notes will be effectively subordinated to all existing and future indebtedness of our subsidiaries.
Concurrent Notes Offering	Concurrently with this offering, we are offering up to $2.5 billion aggregate principal amount of senior notes, which we refer to as the concurrent notes offering.
Interest Payment Dates	June 15 and December 15 of each year, beginning June 15, 2008.
Conversion Rights
Holders may convert their notes at the applicable conversion rate for cash, and, if applicable, ordinary shares, as described below under "— Conversion Settlement," if any of the following conditions is satisfied:
•
during any calendar quarter commencing after March 31, 2008, and only during such calendar quarter, if for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price per ordinary share is more than 130% of the conversion price per ordinary share for the applicable series of notes on the last trading day of such preceding calendar quarter;
•
prior to the stated maturity, during the five consecutive business-day period following any five consecutive trading-day period in which the average of the trading price per $1,000 principal amount of notes was equal to or less than 98% of the average conversion value of the notes during such five trading-day period;

•
during specified periods upon the occurrence of specified distributions to holders of our ordinary shares or specified corporate transactions described under "Description of Notes — Conversion Events — Conversion Upon Occurrence of Specified Corporate Transactions";
	•	if the applicable series of notes has been called for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or
	•	at any time on or after September 15, 2037 until the close of business on the business day prior to the stated maturity of the notes.
Conversion Rate	Initially, the conversion rate will be 5.9310 ordinary shares per $1,000 principal amount of notes, subject to adjustment as described below.
Conversion Settlement
We will settle each $1,000 principal amount of notes surrendered for conversion by delivering, on the third trading day immediately following the last day of the related conversion period (as defined herein) cash and ordinary shares, if any, equal to the sum of the daily settlement amounts, as defined below, for each of the 20 trading days during the related conversion period (as defined herein).
The "daily settlement amount," for each of the 20 trading days during the conversion period consists of:
	•	an amount in cash equal to the lesser of $50 and the daily conversion value relating to such day; and
	•	to the extent such daily conversion value exceeds $50, the daily share amount (as defined herein) for such day.

The "daily conversion value" means, for each trading day, the amount equal to one-twentieth of the product of (A) the VWAP price (as defined herein) per ordinary share for such day and (B) the conversion rate.

Upon conversion of the notes, no holder will be entitled to any actual payment or adjustment on account of accrued and unpaid interest, if any (unless such conversion occurs between a regular record date and the interest payment date to which it relates, in which case the holder must pay us an amount equal to the interest payment, subject to specified exceptions).

Adjustments to Conversion Rate	We will adjust the conversion rate of the notes in the following circumstances:

If you elect to convert your notes in connection with a corporate transaction that constitutes a "fundamental change," we will increase the conversion rate by a number of ordinary shares if such transaction occurs on or before December 20, 2010, with respect to the Series A notes, December 20, 2011, with respect to the Series B notes, or December 20, 2012, with respect to the Series C notes. Conversion "in connection with a corporate transaction" means any conversion in respect of which the conversion notice is delivered at any time during the period from and including the effective date of the corporate transaction (or, in the case of certain transactions, the day that is 15 days prior to the anticipated effective date of such transaction) until, and including, the later of (1) the close of business on the business day immediately preceding the fundamental change repurchase date and (2) 30 days after the effective date of the transaction.

We will also adjust the conversion rate under certain circumstances described below under "Description of the Notes — Conversion Rights — Conversion Rate Adjustments," including upon the payment of cash dividends or distributions of certain other rights to holders of our ordinary shares.
Redemption of the Notes at Our Option
We may redeem the notes, in whole or in part, for cash at any time after December 20, 2010, in the case of the Series A notes, at any time after December 20, 2011, in the case of the Series B notes, and at any time after December 20, 2012, in the case of the Series C notes, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, up to but not including the date of redemption. See "Description of the Notes — Redemption of Notes at Our Option."
Repurchase of Notes at the Option of the Holder
Holders of Series A notes will have the right to require us to repurchase all or a portion of the holder's Series A notes on each of December 15, 2010, December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032, or upon a fundamental change, as described in this prospectus supplement.

Holders of Series B notes will have the right to require us to repurchase all or a portion of the holder's Series B notes on each of December 15, 2011, December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032, or upon a fundamental change, as described in this prospectus supplement.

Holders of Series C notes will have the right to require us to purchase all or a portion of the holder's Series C notes on each of December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032, or upon a fundamental change, as described in this prospectus supplement.

In each case, the notes will be repurchased at a price in cash equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date. See "Description of the Notes — Purchase of Notes by Us at the Option of the Holder" and "— Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder."
Use of Proceeds
We intend to use the estimated $5.94 billion of net proceeds from this offering, together with the estimated aggregate net proceeds of $2.47 billion from our proposed concurrent notes offering and $1.5 billion of borrowings under the 364-Day Revolving Credit Facility, to repay a portion of the outstanding borrowings under the Bridge Loan Facility, including loans made by certain of the underwriters or their affiliates.
Global Notes
The notes will be evidenced by one or more global notes deposited with the trustee as custodian for The Depository Trust Company ("DTC"). The global notes will be registered in the name of Cede & Co., as DTC's nominee.
Material U.S. Federal Income Tax Considerations
You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the notes and the ordinary shares into which the notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See "Material U.S. Federal Income Tax Considerations."
Risk Factors
We urge you to consider carefully the risks described under "Risk Factors" beginning on page S-24 in this prospectus supplement and on page 3 of the accompanying prospectus and under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which are included or incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision.
No Listing of the Notes
We do not intend to apply to list the notes on any securities exchange or include them in any automated quotation system. Our ordinary shares are listed for trading on the New York Stock Exchange under the ticker symbol "RIG."

Unaudited Pro Forma Condensed Combined Financial Information

  Sources of Information

          The following unaudited pro forma condensed combined financial statements and related notes present the combined financial statements of Transocean and GlobalSantaFe as if the Transactions contemplated by the Merger Agreement had actually been completed on September 30, 2007 with respect to the balance sheet data or on January 1 of the year presented with respect to the operating results data. The unaudited pro forma financial information has been derived from and should be read together with the historical consolidated financial statements and related notes of Transocean and GlobalSantaFe.

  How We Prepared the Unaudited Pro Forma Financial Information

          The balance sheet data assume the Transactions had been completed on September 30, 2007, and the operating results data assume the Transactions were completed on January 1 of the year presented. If the Transactions had been completed on the dates assumed in the pro forma condensed combined financial statements, the combined company might have performed differently. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the impact of possible cost savings and operational efficiencies nor do they reflect implementation and integration costs and potential costs of harmonizing employee salary and benefit structures. The unaudited pro forma financial information should not be relied upon as an indication of the financial position or results of operations that the combined company would have achieved had the Transactions taken place earlier or the future results that the combined company will achieve after the Transactions.

          Transocean will account for the Reclassification as a reverse stock split and a dividend, which will require restatement of historical weighted average shares outstanding and historical earnings per share for prior periods. Transocean prepared the unaudited pro forma financial information for the Merger using the purchase method of accounting, with Transocean treated as the acquirer. As a result, the assets and liabilities of Transocean remain at historical amounts, without restatement to fair values. The assets and liabilities of GlobalSantaFe are recorded at their preliminary estimated fair values at the assumed date of completion of the Transactions, with the excess of the purchase price over the sum of these fair values recorded as goodwill. The preliminary estimates of fair values are subject to change based on the fair values and the final valuations that will be determined as of the closing date of the Transactions. The pro forma financial information does not reflect the impact of any refinancing of the Bridge Loan Facility, including the offering of the notes.

          The Transocean unaudited pro forma condensed combined financial statements reflect a total purchase price of $17.4 billion, which was calculated using the estimated number of Transocean ordinary shares to be issued in the Merger and a $113.11 per share average trading price of Transocean ordinary shares for a period of time immediately before and after the Transactions were announced, plus estimated cash consideration to be paid to GlobalSantaFe shareholders based on the number of GlobalSantaFe ordinary shares estimated to be outstanding at the time of the Merger and cash consideration of $22.46 per share plus estimated direct Merger costs and expenses and the estimated fair value of GlobalSantaFe stock options and stock appreciation rights assumed by Transocean. The estimated $9.6 billion cash payment to Transocean shareholders, which is characterized as a dividend for accounting purposes, is calculated based on the number of Transocean ordinary shares estimated to be outstanding at the time of the Reclassification.

  Transaction Related Expenses

          Transocean estimates that it will incur fees and expenses totaling approximately $35 million in connection with the Transactions, and it has included these costs in calculating the pro forma purchase price. Additionally, Transocean estimates that GlobalSantaFe has incurred fees and expenses totaling approximately $41 million related to the Transactions. Transocean expects to incur additional charges and expenses relating to restructuring and integrating the operations of GlobalSantaFe and Transocean, the amount of which has not yet been determined.

          Transocean's Performance Award and Cash Bonus Plan contains a change of control clause that provides for payment of the maximum amount of the award that could have been earned under that plan. As a result, Transocean expects to recognize approximately $45 million in expense. Transocean also expects to recognize approximately $30 million in expense related to accelerating the recognition of share based compensation for existing awards under the Long-Term Incentive Plan that are affected by the Reclassification. In addition, Transocean has established a severance plan, for which it expects to recognize expense of approximately $30 million.

          The unaudited pro forma condensed combined statements of operations have not been adjusted for these additional charges and expenses or for other potential cost savings and operational efficiencies that may be realized as a result of the Transactions.

Transocean Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

	September 30, 2007
	Historical
			Pro forma adjustments		Pro forma combined
	Transocean	GlobalSantaFe
	(In millions)
Assets
Current assets:
Cash and cash equivalents	$618	$449	$—	(A)	$1,067
Marketable securities	—	16	—		16
Accounts receivable, net	1,266	1,083	—		2,349
Materials and supplies, net	179	—	144	(B)	323
Other current assets	160	124	(13)	(C)	271

Total current assets	2,223	1,672	131		4,026

Property and equipment, net	7,971	4,814	7,214	(D)	19,999
Goodwill	2,187	334	6,162	(E)	8,683
Other assets	319	161	672	(F)	1,152

Total assets	$12,700	$6,981	$14,179		$33,860

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$406	$341	$116	(G)	$863
Accrued income taxes	156	20	—		176
Debt due within one year	1,018	2	14,727	(H)	15,747
Other current liabilities	419	247	140	(I)	806

Total current liabilities	1,999	610	14,983		17,592

Long-term debt	1,575	565	8	(J)	2,148
Deferred income taxes, net	57	82	708	(K)	847
Other long-term liabilities	566	234	1,342	(L)	2,142

Total liabilities	4,197	1,491	17,041		22,729

Commitments and contingencies
Minority interest	1	—	—		1
Shareholders' equity	8,502	5,490	(2,862)	(M)	11,130

Total liabilities and shareholders' equity	$12,700	$6,981	$14,179		$33,860

See accompanying footnotes to pro forma adjustments.

Transocean Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Nine months ended September 30, 2007
	Historical
			Pro forma adjustments		Pro forma combined
	Transocean	GlobalSantaFe
	(In millions, except per share amounts)
Operating revenues	$4,300	$3,165	$582	(N)	$8,047
Cost and expenses
Operating and maintenance	1,858	1,588	(2)	(O)	3,444
Depreciation, depletion and amortization	304	252	462	(P)	1,018
General and administrative	82	80	(9)	(Q)	153

	2,244	1,920	451		4,615
Gain from disposal of assets, net	30	—	—		30
Involuntary conversion of long-lived assets, net of related recoveries, loss of hire recoveries and gain on dispositions of equipment	—	57	—		57

Operating income	2,086	1,302	131		3,519

Interest expense, net of amounts capitalized	(93)	(22)	(666)	(R)	(781)
Other income (expense), net	312	22	(17)	(S)	317

Income from continuing operations before income tax expense	2,305	1,302	(552)		3,055
Income tax expense	230	142	8	(T)	380

Income from continuing operations	$2,075	$1,160	$(560)		$2,675

Earnings per share from continuing operations:
Basic	$7.17	$5.09			$8.63
Diluted	$6.91	$5.02			$8.40
Weighted average shares outstanding:
Basic	289	228	(207)	(U)	310
Diluted	301	231	(213)	(U)	319
Historical earnings per share, as restated:
Basic	$10.27			(V)
Diluted	$9.90			(V)
Historical weighted average shares outstanding, as restated for reverse stock split:
Basic	202			(V)
Diluted	210			(V)

See accompanying footnotes to pro forma adjustments.

Transocean Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year ended December 31, 2006
	Historical
			Pro forma adjustments		Pro forma combined
	Transocean	GlobalSantaFe
	(In millions, except per share amounts)
Operating revenues	$3,882	$3,313	$698	(N)	$7,893
Cost and expenses
Operating and maintenance	2,155	1,931	(4)	(O)	4,082
Depreciation, depletion and amortization	401	305	617	(P)	1,323
General and administrative	90	84	(14)	(Q)	160

	2,646	2,320	599		5,565
Gain from disposal of assets, net	405	—	—		405
Involuntary conversion of long-lived assets, net of related recoveries, loss of hire recoveries and gain on dispositions of equipment	—	117	—		117

Operating income	1,641	1,110	99		2,850

Interest expense, net of amounts capitalized	(115)	(17)	(888)	(R)	(1,020)
Other income (expense), net	81	25	—		106

Income from continuing operations before income tax expense	1,607	1,118	(789)		1,936
Income tax expense	222	112	14	(T)	348

Income from continuing operations	$1,385	$1,006	$(803)		$1,588

Earnings per share from continuing operations:
Basic	$4.42	$4.19			$4.77
Diluted	$4.28	$4.13			$4.65
Weighted average shares outstanding:
Basic	313	240	(220)	(U)	333
Diluted	325	244	(226)	(U)	343
Historical earnings per share, as restated:
Basic	$6.32			(V)
Diluted	$6.13			(V)
Historical weighted average shares outstanding, as restated for reverse stock split:
Basic	219			(V)
Diluted	227			(V)

See accompanying footnotes to pro forma adjustments.

Transocean Inc.

Unaudited Condensed Pro Forma Financial Statements
Footnotes to Pro Forma Adjustments
(In millions, except per share data or unless otherwise noted)

A summary of the pro forma adjustments to effect the Transactions is as follows:

A.
Cash and cash equivalents — Represents the pro forma adjustments associated with the following transactions:

Pro forma cash provided by borrowings under Bridge Loan Facility	$14,727
Pro forma cash used in payments to Transocean shareholders	(9,605)
Pro forma cash used in purchasing ordinary shares of GlobalSantaFe, net	(5,062)
Pro forma cash used in payments for debt issue costs	(60)

Pro forma adjustment to cash and cash equivalents, net	$—

B.
Materials and supplies, net — Represents the pro forma adjustment associated with recording the estimated fair value of materials and supplies.

C.
Other current assets — Represents the pro forma adjustment required to eliminate historical deferred expenses related to the contract drilling operations.

D.
Property and equipment, net — Represents the pro forma adjustment to historical amounts to record the estimated fair value of property and equipment, net.

Offshore drilling rigs and related equipment	$7,160
Oil and gas properties	54

Pro forma adjustment to property and equipment, net	$7,214

E.
Goodwill — The amount of goodwill resulting from the Merger is calculated assuming a purchase price of $17,384, which is based on the estimated Transocean ordinary shares to be issued in the Merger and a $113.11 per share price for each Transocean ordinary share plus estimated direct transaction costs and expenses and the estimated fair market value of GlobalSantaFe's stock options and stock appreciation rights assumed in the Merger. See Note M. Shareholders' equity.

  The pro forma adjustments to goodwill as follows:

Pro forma elimination of historical GlobalSantaFe goodwill	$(334)
Pro forma goodwill relating to the following segments:
Contract drilling services	6,274
Drilling management services	200
Oil and gas properties	22

Pro forma adjustment to goodwill	$6,162

F.
Other assets — Represents the pro forma adjustment to record the estimated fair value of other assets as follows:

Pro forma intangible assets — drilling management services trade name and customer relationships	$286
Pro forma intangible asset — fair value adjustment to favorable drilling contracts	234
Pro forma adjustment to deferred tax assets resulting from various pro forma adjustments	108
Pro forma deferral of debt issue costs related to the Bridge Loan Facility	60
Pro forma fair value adjustment to pension and other benefit plan assets	22
Pro forma elimination of historical deferred expenses related to contract drilling services	(23)
Pro forma elimination of historical deferred expense related to licensing arrangement	(11)
Pro forma elimination of historical debt issue costs	(4)

Pro forma adjustment to other assets	$672

  Pro forma intangible asset — fair value adjustment to favorable drilling contracts represents the estimated fair market value adjustment to the firm drilling contracts in place at the pro forma balance sheet date (see also Note L. Other long-term liabilities). The various factors that result in the pro forma adjustment are (1) the contracted dayrate for each contract, (2) the start date and term of each contract, (3) the rig class, and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The calculated amount is subject to change based on contract positions and market conditions at the effective time of the Merger. This balance will be amortized using the straight-line method over the respective contract term (see Note N. Operating revenues).

G.
Accounts payable — Represents the pro forma adjustments to accrue liabilities associated with completing the Transactions as follows:

Pro forma effect of GlobalSantaFe severance costs	$51
Pro forma effect of GlobalSantaFe transaction costs	31
Pro forma effect of Transocean transaction costs,	35
Pro forma elimination of historical payables related to licensing arrangement	(1)

Pro forma adjustment to accounts payable	$116

H.
Debt due within one year — Represents the pro forma adjustment to record the pro forma borrowings under the $15 billion Bridge Loan Facility, which was executed on September 28, 2007 with Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., and the other lenders party thereto. At Transocean's election, borrowings may be made under the Bridge Loan Facility at either (1) a base rate or (2) the reserve-adjusted Eurodollar rate plus the applicable margin, which is based upon Transocean's non-credit enhanced senior unsecured public debt rating. The Bridge Loan Facility may be prepaid in whole or in part without premium or penalty. In addition, the Bridge Loan Facility requires mandatory prepayments in an amount equal to 100 percent of the net cash proceeds resulting from any of the following (in each case subject to certain agreed exceptions): (a) the sale or other disposition of any property or assets of Transocean or its subsidiaries above a predetermined threshold; (b) the receipt of certain insurance or condemnation proceeds, (c) certain issuances of equity securities of Transocean or its subsidiaries; and (d) the incurrence of indebtedness for borrowed money by Transocean or its subsidiaries. Transocean expects to refinance the Bridge Loan Facility with permanent financing but may not be able to do so on terms and conditions that are favorable, or at all.

I.
Other current liabilities — Represents the following pro forma adjustments:

Pro forma effect of modification of Transocean warrants	$89
Pro forma fair value adjustment to pension and other benefit plan liabilities	84
Pro forma elimination of historical deferred revenues associated with contract drilling services	(33)

Pro forma adjustment to other current liabilities	$140

  In connection with the Transactions, Transocean amended the warrant agreement to allow warrantholders to receive ordinary shares and a cash payment upon exercise following the Reclassification. Transocean currently believes this cash payment feature will result in a reclassification from permanent equity. The amount reclassified as a pro forma adjustment was calculated based on a $33.03 per share cash payment and the number of warrants outstanding at September 30, 2007 and is subject to change depending on the actual number of warrants outstanding at the closing date of the Transactions.

J.
Long-term debt — Represents the pro forma adjustment to historical amounts related to the estimated fair value of GlobalSantaFe's outstanding debt.

K.
Deferred income tax assets and liabilities — Represents the pro forma adjustment to record the estimated incremental deferred income taxes, which reflects the pro forma tax effect of the difference between the preliminary fair value of GlobalSantaFe's assets, other than goodwill, and liabilities recorded under purchase accounting and the carryover tax basis of those assets and liabilities.

L.
Other long-term liabilities — Represents the following pro forma adjustments:

Pro forma intangible liability — fair value adjustment to unfavorable drilling contracts	$1,421
Pro forma elimination of historical deferred revenues associated with contract drilling services	(72)
Pro forma fair value adjustment to pension and other benefit plan liabilities	(7)

Pro forma adjustment to other long-term liabilities	$1,342

  The pro forma intangible liability — fair value adjustment to unfavorable drilling contracts represents the estimated fair market value adjustment for firm drilling contracts in place at the pro forma balance sheet date. See also Note F. Other assets and Note N. Operating revenues.

M.
Shareholders' equity — Represents the following pro forma adjustments:

Pro forma effect of the Reclassification	$(9,605)
Pro forma purchase price of GlobalSantaFe's ordinary shares	17,384
Pro forma elimination of historical book value of GlobalSantaFe shareholders' equity	(5,490)
Pro forma cash consideration to GlobalSantaFe shareholders	(5,062)
Pro forma effect of modification of Transocean warrants	(89)

Pro forma adjustment to shareholders' equity	$(2,862)

  Immediately prior to the effective time of the Merger, each outstanding Transocean ordinary share was reclassified by way of a scheme of arrangement under Cayman Islands law into (1) 0.6996 Transocean ordinary shares and (2) $33.03 in cash. At the effective time of the Merger, each outstanding ordinary share of GlobalSantaFe was exchanged for (1) 0.4757 Transocean ordinary shares after giving effect to the Reclassification and (2) $22.46 in cash.

Pro forma estimated value of Transocean shares to be issued	$12,128
Pro forma cash consideration to GlobalSantaFe shareholders	5,062
Pro forma fair value of converted GlobalSantaFe stock options and stock appreciation rights	159
Pro forma effect of Transocean transaction costs	35

Total pro forma purchase price	$17,384

  An independent appraisal firm has been engaged to assist Transocean in finalizing the allocation of the purchase price, which is preliminarily based on estimates of fair values and is subject to change based on the fair values and the final valuations that will be determined as of the closing date of the Transactions. Transocean has used the following estimated allocation for purposes of the unaudited pro forma condensed combined financial statements:

Historical net book value of GlobalSantaFe	$5,490
Pro forma fair value adjustment of property and equipment — contract drilling services, net	7,160
Pro forma fair value adjustment of property and equipment — oil and gas properties, net	54
Pro forma fair value adjustment of materials and supplies, net	144
Pro forma fair value adjustment of defined benefit plans, net	(55)
Pro forma elimination of historical deferred revenues associated with contract drilling services	105
Pro forma elimination of historical deferred expenses associated with contract drilling services	(36)
Pro forma adjustment to deferred income taxes resulting from various pro forma adjustments, net	(600)
Pro forma effect of transaction costs	(66)
Pro forma estimated GlobalSantaFe severance costs	(51)
Pro forma adjustment to goodwill	6,162
Pro forma fair value adjustment to drilling contracts, net	(1,187)
Pro forma adjustment to other intangible items, net	286
Other, net	(22)

Total pro forma purchase price	$17,384

N.
Operating revenues — The pro forma adjustment to revenues is related to the amortization of the pro forma fair value adjustment to drilling contracts (see Note F. Other assets and Note L. Other long-term liabilities). Transocean will amortize the balances using the straight-line method over the term of each drilling contract, which will result in an uneven recognition over future periods. Pro forma future amortization of customer drilling contracts is as follows, assuming a September 30, 2007 effective date of the Transactions:

Years ending December 31,
2007	$220
2008	586
2009	229
2010	59
2011	25
Thereafter	68

Total	$1,187

O.
Operating and maintenance — Represents the pro forma adjustment to eliminate the GlobalSantaFe historical expense related to the licensing arrangement entered into between Transocean and GlobalSantaFe for the nine months ended September 30, 2007 and for the year ended December 31, 2006. See also Note S. Other income (expense), net.

P.
Depreciation, depletion and amortization — Represents the following pro forma adjustments:

	Nine months ended September 30, 2007	Year ended December 31, 2006
Pro forma depreciation of offshore drilling rigs and related equipment	$439	$585
Pro forma amortization of intangible assets — drilling management services	14	18
Pro forma depletion of oil and gas properties	10	14
Pro forma elimination of historical amortization expense related to the licensing arrangement	(1)	—

Pro forma adjustment to depreciation, depletion and amortization	$462	$617

  GlobalSantaFe's property and equipment consisted primarily of offshore drilling rigs and related equipment and oil and gas properties. The pro forma depreciation adjustment relates primarily to the pro forma adjustment to fair value of GlobalSantaFe's offshore drilling rigs and related equipment after conforming depreciable lives and salvage values and computing depreciation using the straight-line method. Transocean estimated remaining useful lives for the drilling units ranging from 10 to 33 years based on original estimated useful lives of 30 to 35 years and consistent with its significant accounting policies.

Q.
General and administrative — Represents the pro forma adjustment to reduce expense in connection with the pro forma fair value adjustments to the pension and postretirement benefit plans.

R.
Interest expense, net of amounts capitalized — Represents the pro forma interest expense associated with the Bridge Loan Facility (see Note H. Debt due within one year) assuming that the full balance of the Bridge Loan Facility is outstanding until the stated maturity with an interest rate of 5.63 percent. The interest rate is based on the 3-month London Interbank Offer Rate of 5.23 percent, available at September 30, 2007, plus the applicable margin. A 0.125 percent change in the assumed interest rate would have a corresponding effect of $14 and $18 on pro forma interest expense for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

S.
Other income (expense), net — The pro forma adjustment represents the elimination of Transocean historical income related to the licensing arrangement between Transocean and GlobalSantaFe for the nine months ended September 30, 2007.

T.
Income taxes — Represents the incremental deferred provision associated with pro forma adjustments.

U.
Weighted average shares outstanding — Represents pro forma adjustments as follows:

	Nine months ended September 30, 2007	Year ended December 31, 2006
Pro forma effect of the Reclassification	(87)	(94)
Pro forma effect of exchanging GlobalSantaFe shares using the exchange ratio	(120)	(126)

Pro forma adjustment to weighted average shares outstanding — basic	(207)	(220)

Pro forma effect of the Reclassification	(91)	(98)
Pro forma effect of exchanging GlobalSantaFe shares using the exchange ratio and assuming GlobalSantaFe stock options and stock appreciation rights	(122)	(128)

Pro forma adjustment to weighted average shares outstanding — diluted	(213)	(226)

V.
Restated historical weighted average shares outstanding and earnings per share — Historical weighted average shares outstanding and earnings per share are restated to reflect the reverse stock split resulting from the Reclassification in accordance with accounting principles generally accepted in the United States. Restated weighted average shares outstanding is recalculated based on the ratio of 0.6996 for each share outstanding in accordance with the merger agreement.

RISK FACTORS

          In considering whether to purchase the notes, you should consider carefully the following matters and those described under "Risk Factors" in the accompanying prospectus, in addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes

Our holding company structure results in substantial structural subordination and may affect our ability to make payments on the notes.

          The notes are obligations exclusively of Transocean Inc., and our existing and future subsidiaries will not guarantee the notes. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by our subsidiaries to us. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain from our subsidiaries the cash we need to pay our debt service obligations, including payments on the notes. In addition, holders of the notes will have a junior position to the claims of creditors and securityholders of our subsidiaries on their assets and earnings.

We may not have the funds necessary to finance a repurchase required by the indenture in the event of a fundamental change or at the option of a holder of notes.

          Upon the occurrence of specific fundamental change events and on specified repurchase dates, holders of notes will have the right to require us to repurchase their notes in cash. However, it is possible that we will not have sufficient funds at such time to make the required repurchase of notes or that restrictions in our credit agreements or other indebtedness will not allow such repurchases. Our failure to purchase all validly tendered notes would constitute an event of default under the indenture under which the notes are issued and may also constitute a cross-default on other indebtedness existing at that time. See "Description of the Notes — Purchase of Notes by Us at the Option of the Holder" and "— Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder."

The conditional conversion feature of the notes may prevent the conversion of notes prior to September 15, 2037.

          Holders may, at their option, convert their notes if certain conditions are satisfied, including if the last reported sale price of our ordinary shares reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See "Description of Notes — Conversion Events" in this prospectus supplement. If these conditions are not met, holders of notes will not be able to convert their notes prior to September 15, 2037, and therefore may not be able to receive the value of the consideration into which the notes would otherwise be convertible.

The accounting method for convertible debt securities with net share settlement, such as the notes, is the subject of recently proposed changes that could have a material effect on our reported financial results.

          In August 2007, the Financial Accounting Standards Board ("FASB") issued for comment proposed FASB Staff Position, FSP APB 14-a addressing convertible instruments that may be settled in cash upon conversion (including partial cash settlement). This guidance, if issued as proposed, will significantly impact the accounting for such instruments, including the notes.

          The proposed FSP would require us to separately account for the liability and equity components of the notes in a manner that reflects our economic interest cost. Under current accounting guidance, the stated coupon would determine our interest expense on the notes. The proposed FSP, however, would require us to record the liability component of the notes on our balance sheet by estimating the fair value of a similar non-convertible instrument, and then to record accretion of the resulting discount to the face value of the notes in our income statement, effectively increasing our interest expense on the notes and reducing income available to holders of our ordinary shares. Under the proposed FSP, we would record the equity component of the notes within shareholders' equity on our balance sheet.

          The public comment period for FSB APB 14-a ended on October 15, 2007. Recent statements by FASB indicate that FSB APB 14-a or an alternative change to the accounting rules for convertible debt instruments will be considered by FASB in January 2008. We cannot predict the final outcome of proposed FSP APB 14-a, or any other changes in GAAP that may be made affecting the accounting for convertible debt securities. Any such changes could have an adverse impact on our reported or future financial results. These impacts could adversely affect the trading price of our ordinary shares and the trading price of the notes.

The make-whole premium that may be payable upon a fundamental change may not adequately compensate you for the lost value of your notes as a result of such fundamental change.

          If you convert notes in connection with a fundamental change, we may be required to issue a make-whole premium by increasing the conversion rate applicable to your notes, as described under "Description of the Notes — Make-Whole Amount." The increase to the conversion rate for notes converted in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our ordinary shares for purposes of the make-whole premium is greater than $500.00 per share or less than $127.25 per share (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of ordinary shares issuable upon conversion as a result of this adjustment exceed 7.8585 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rates as set forth under "Description of Notes — Conversion Rate Adjustments." In addition, our obligation to deliver the make-whole premium could be subject to general principles of reasonableness of economic remedies, which could in turn affect the enforceability of this obligation.

Because your right to require repurchase of the notes is limited, the market prices of the notes may decline if we enter into a transaction that is not a fundamental change under the indenture.

          Our obligation to repurchase the notes upon a fundamental change may not preserve the value of the notes because the term "fundamental change" is limited and may not include every event that might cause the market prices of the notes to decline or result in a downgrade of our credit ratings. We may enter into a highly leveraged transaction, reorganization, merger, scheme of arrangement or similar transaction that is not a fundamental change under the indenture. In addition, such transactions could negatively affect the liquidity, value or volatility of our ordinary shares, thereby negatively affecting the value of the notes. See "Description of the Notes — Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder."

The conversion rate of the notes may not be adjusted for all dilutive events.

          The conversion rate of the notes is subject to adjustment for certain events including, but not limited to, certain dividends or distributions on our ordinary shares, subdivisions or combinations of our ordinary shares, the issuance of certain rights or warrants, certain distributions of capital stock, evidences of debt or other assets to holders of our ordinary shares and certain purchases of ordinary shares in tender or exchange offers as described under "Description of Notes — Conversion Rate Adjustments." The conversion rate will not be adjusted for other events that may adversely affect the trading price of the notes and our ordinary shares. An event that adversely affects the value of the notes may not result in an adjustment to the conversion rate.

A holder of notes will not be entitled to any rights with respect to our ordinary shares, but will be subject to all changes made with respect to our ordinary shares.

          If you hold notes, you are not entitled to any rights with respect to our ordinary shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our ordinary shares, if any), but you are subject to all changes affecting the ordinary shares. You will only be entitled to rights on the ordinary shares if and when we deliver any ordinary shares to you upon conversion of your notes and in limited cases under the adjustments to the conversion rate. For example, in the event that an amendment is proposed to our memorandum of association or articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of any ordinary shares, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the rights of our ordinary shares.

Upon conversion of the notes, you may receive less proceeds than expected because the value of our ordinary shares may decline after you exercise your conversion right.

          Under the notes, a converting holder will be exposed to fluctuations in the value of our ordinary shares during the period from the date such holder tenders notes for conversion until the date we settle our conversion obligation. Under the notes, the conversion value of your notes will be in part determined by the VWAP price of our ordinary shares for each trading day in a 20-day trading period. As described under "Description of the Notes — Settlement Upon Conversion," this period begins after the date on which your notes are tendered for conversion. Accordingly, the conversion value you receive may be adversely affected by subsequent changes in the trading price of our ordinary shares.

          Upon conversion of the notes, we will satisfy our conversion obligation with respect to the principal amount of the notes in cash, with any remaining amount to be satisfied in our ordinary shares. Therefore, holders of the notes may not receive any ordinary shares or will receive fewer shares than the conversion value of the note.

The market price of our ordinary shares may be volatile or may decline, which could cause the value of your notes to decline.

          The notes are convertible based on the VWAP price of our ordinary shares on each trading day in the conversion period, and therefore we expect that the trading price of our ordinary shares will significantly affect the trading price of the notes. The market price of our ordinary shares has historically experienced and continues to experience high volatility, and the broader stock market has experienced significant price and volume fluctuations in recent years. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our ordinary shares. Any of the following factors could affect the price of our ordinary shares:

  •
  worldwide demand for oil and gas;

  •
  general market, political and economic conditions;

  •
  our failure to meet financial analysts' performance expectations;

  •
  changes in recommendations by financial analysts; and

  •
  changes in market valuations of other companies in our industry.

          The price of our ordinary shares also could be affected by possible sales of our ordinary shares by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage activity that could develop involving our ordinary shares as a result of the issuance of the notes. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

          Many of the risks described elsewhere in "Risk Factors" in this prospectus supplement and the accompanying prospectus and in the "Risk Factors" sections of the documents incorporated by reference into this prospectus supplement also could materially and adversely affect our share price and therefore the trading price of the notes.

The notes are not protected by restrictive covenants.

          The indenture provisions applicable to the notes do not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. In light of the absence of any of the foregoing restrictions, we may conduct our businesses in a manner that may cause the market price of the notes and our ordinary shares to decline or otherwise restrict or impair our ability to pay amounts due on the notes.

No market currently exists for the notes, and an active trading market for the notes may not develop.

          The notes comprise a new issue of securities for which there is currently no public market. If the notes are traded after their initial issuance, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, the price and volatility of our ordinary shares, our performance and other factors. To the extent that an active trading market for the notes does not develop, the liquidity and trading prices for the notes may be harmed. Thus, you may not be able to liquidate your investment rapidly, and your lenders may not readily accept the notes as collateral for loans.

Certain affiliates or associated entities of underwriters participating in this offering will receive the net proceeds of this offering, which may present a conflict of interest.

          We will use the proceeds from this offering to partially repay borrowings outstanding under the Bridge Loan Facility. Affiliates of Goldman, Sachs & Co., Lehman Brothers Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Calyon Securities (USA) Inc., UBS Securities LLC, Fortis Securities LLC and Wells Fargo Securities, LLC, the underwriters in this offering, are lenders under the Bridge Loan Facility, with respect to, as of December 3, 2007, 22.2%, 11.1%, 9.8%, 9.8%, 9.8%, 9.8%, 6.0%, 6.0%, and 3.3%, respectively, of the borrowings outstanding under the Bridge Loan Facility. The proceeds from this offering, our concurrent notes offering and borrowings under our 364-Day Revolving Credit Facility will be used to partially repay the borrowings outstanding under the Bridge Loan Facility.

          The circumstances described above may present a conflict of interest because certain of the underwriters participating in this offering may have an interest in the successful completion of this offering in addition to the underwriting discounts and commissions they expect to receive. See "Underwriting."

          An affiliate of Goldman, Sachs & Co. is administrative agent under the Bridge Loan Facility, and an affiliate of Lehman Brothers Inc. is syndication agent under the Bridge Loan Facility. An affiliate of Goldman, Sachs & Co. and Lehman Brothers Inc. are each joint lead arrangers and joint bookrunners of the Bridge Loan Facility. An affiliate of each of Citigroup Global Markets Inc., Calyon Securities (USA) Inc. and J.P. Morgan Securities Inc. is a co-documentation agent under the Bridge Loan Facility.

You may have to pay taxes with respect to some distributions on our ordinary shares that result in adjustments to the conversion rate.

          The conversion rate of the notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See "Description of the Notes — Conversion Rate Adjustments." If the conversion rate is adjusted as a result of a distribution that is taxable to holders of our ordinary shares, such as a cash dividend, you may be required to include an amount in income for U.S. Federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. See "Material U.S. Federal Income Tax Considerations."

USE OF PROCEEDS

          The net proceeds to us from this offering, after deducting underwriting discounts and our estimated offering expenses, are estimated to be approximately $5.94 billion. We intend to use the proceeds from this offering, together with the estimated aggregate net proceeds of $2.47 billion from our proposed concurrent notes offering and $1.5 billion of borrowings under the 364-Day Revolving Credit Facility, to repay a portion of the outstanding borrowings under the Bridge Loan Facility, including loans made by certain of the underwriters or their affiliates. See "Underwriting." At December 3, 2007, we had $15 billion outstanding under the Bridge Loan Facility. Amounts outstanding under the Bridge Loan Facility currently bear interest at approximately 5.21% per year. The Bridge Loan Facility matures on November 27, 2008. The borrowings under the Bridge Loan Facility were used to fund the cash payments made to shareholders of Transocean and GlobalSantaFe in the Transactions.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table presents our historical ratio of earnings to fixed charges for the nine-month period ended September 30, 2007 and for each of the years in the five-year period ended December 31, 2006. The following table also presents our pro forma ratio of earnings to fixed charges for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006, giving effect to our reclassification and transactions with GlobalSantaFe, as if the transactions had occurred on January 1 of the period presented. The transactions were accounted for using the purchase method of accounting with our company treated as the acquiror. The pro forma information does not necessarily reflect what the ratio of earnings to fixed charges would have been if the transactions had been completed on that date nor does it necessarily reflect any future ratio of earnings to fixed charges. Please read the unaudited pro forma condensed combined financial statements included in this prospectus supplement.

	Nine months ended September 30, 2007		Year ended December 31,
			2006		2005		2004		2003		2002
Historical ratio of earnings to fixed charges	15.94	x	12.28	x	7.61	x	2.37	x	1.15	x	(a)
Pro forma ratio of earnings to fixed charges(b)	6.01	x	3.80	x	—		—		—		—

(a)
Total fixed charges exceed total adjusted earnings available for payment of fixed charges by $2,474 million. Total adjusted earnings available for payment of fixed charges includes a $2,876 million goodwill impairment charge.

(b)
The pro forma ratio of earnings to fixed charges includes the effect of the actual interest rates of the convertible notes and the senior notes in the concurrent offering and the application of the net proceeds from the offerings to repay a portion of the borrowings under the Bridge Loan Facility.

          We have computed the ratios of earnings to fixed charges shown above by dividing earnings by fixed charges. For this purpose, "earnings" consists of income (loss) from continuing operations before income taxes plus fixed charges, distributed earnings of unconsolidated affiliates and amortization of capitalized interest, less capitalized interest and undistributed equity in earnings of unconsolidated affiliates. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt discount or premium and an estimate of the interest within rental expense.

          Our ratio of earnings to fixed charges and preference share dividends for the nine-month period ended September 30, 2007 and for each of the years in the five-year period ended December 31, 2006 is the same as the ratio of earnings to fixed charges because we had no preference shares outstanding for any of the periods presented.

PRICE RANGE OF ORDINARY SHARES AND DIVIDEND POLICY

          Our ordinary shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "RIG." The following table sets forth the high and low sales prices of our ordinary shares for the periods indicated as reported on the NYSE Composite Tape.

		High	Low
2005	First Quarter	$51.97	$39.79
	Second Quarter	58.19	43.16
	Third Quarter	63.11	53.52
	Fourth Quarter	70.93	52.34
2006	First Quarter	$84.29	$70.05
	Second Quarter	90.16	70.75
	Third Quarter	81.63	64.52
	Fourth Quarter	84.23	65.57
2007	First Quarter	$83.20	$72.47
	Second Quarter	109.20	80.50
	Third Quarter	120.88	92.61
	Fourth Quarter (through December 5, 2007)	139.50	107.37

          On December 5, 2007, the last reported sales price of our ordinary shares on the NYSE Composite Tape was $127.25 per share. On November 26, 2007, the latest practicable date for making the determination, there were 14,187 holders of record of our ordinary shares and 2,415 holders of record of GlobalSantaFe ordinary shares. On November 27, 2007, there were approximately 315,941,000 ordinary shares outstanding.

          On November 27, 2007, each of our ordinary shares outstanding at the time of the Reclassification was reclassified by way of a scheme of arrangement under Cayman Islands law into 0.6996 of our ordinary shares and $33.03 in cash. The closing price of our ordinary shares on November 26, 2007, the last trading day before the completion of the Transactions, was $129.39. The opening price of our ordinary shares on November 27, 2007, after the completion of the Transactions, was $133.38.

          Although our shareholders received cash in the Reclassification, we did not declare or pay a cash dividend in either of the two most recent fiscal years. Any future declaration and payment of any cash dividends will (1) depend on our results of operations, financial condition, cash requirements and other relevant factors, (2) be subject to the discretion of the board of directors, (3) be subject to restrictions contained in our revolving credit facilities and other debt covenants and (4) be payable only out of our profits or share premium account in accordance with Cayman Islands law.

CAPITALIZATION

          The following table sets forth our capitalization as of September 30, 2007:

  •
  on a pro forma basis to give effect to the Transactions and the borrowing of $14.7 billion under the Bridge Loan Facility, and

  •
  on a pro forma as adjusted basis to reflect the borrowing of $1.5 billion under the 364-Day Revolving Credit Facility to repay a portion of the Bridge Loan Facility, the completion of this offering and our proposed concurrent notes offering and the application of the net proceeds of the offerings and such borrowings as described under "Use of Proceeds."

          You should read this table in conjunction with "Summary — Summary Historical Consolidated Financial Data" and "Summary — Selected Unaudited Pro Forma Condensed Combined Financial Information" appearing elsewhere in this prospectus supplement, and the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, our consolidated financial statements and related notes and the unaudited pro forma condensed combined financial statements included in this prospectus supplement.

	September 30, 2007
	Pro forma(a)	Pro forma as adjusted(a)(b)
	(In millions)
Debt
Floating Rate Notes due September 2008(c)	$1,000	$1,000
Bridge Loan Facility due November 2008	14,727	4,815
364-Day Revolving Credit Facility due December 2008	—	1,500
6.625% Senior Notes due April 2011	178	178
5% Notes due February 2013	244	244
5.25% Senior Notes due March 2013	—	499
6.00% Senior Notes due March 2018	—	997
7.375% Senior Notes due April 2018	247	247
Zero Coupon Convertible Debentures due May 2020(d)(e)	18	18
1.5% Convertible Debentures, due May 2021(d)	400	400
8% Debentures due April 2027	57	57
7.45% Debentures due April 2027	95	95
7% Notes due June 2028	316	316
7.5% Notes due April 2031	598	598
1.625% Series A Convertible Notes due December 2037(f)	—	2,000
1.50% Series B Convertible Notes due December 2037(f)	—	2,000
1.50% Series C Convertible Notes due December 2037(f)	—	2,000
6.80% Senior Notes due March 2038	—	999
Capital lease obligations	15	15

Total debt	17,895	17,978
Less debt due within one year(c)(e)	15,747	7,335

Total long-term debt	2,148	10,643

Total shareholders' equity	11,130	11,130

Total capitalization	$29,025	$29,108

(a)
The pro forma and pro forma as adjusted columns do not include $241 million of debt due to affiliated companies related to our investment in joint ventures, $238 million of which was entered into subsequent to September 30, 2007.

(b)
This offering and the proposed concurrent notes offering are not contingent upon one another. The pro forma, as adjusted column does not reflect any borrowings under our five-year revolving credit facility. See "Summary — Recent Developments — Proposed Refinancing Transactions."

(c)
The Floating Rate Notes due September 2008 were classified as debt due within one year at September 30, 2007.

(d)
On October 19, 2007, we called for redemption our Zero Coupon Convertible Debentures due May 2020 and our 1.5% Convertible Debentures due May 2021 that were outstanding on that date. $18,000 aggregate principal amount of Zero Coupon Convertible Debentures and $3,118,000 aggregate principal amount of 1.5% Convertible Debentures were redeemed on November 15, 2007, and the other debentures were converted by the holders into ordinary shares on or prior to November 15, 2007.

(e)
The Zero Coupon Convertible Debentures were classified as debt due within one year at September 30, 2007 since the bondholders had the right to require us to repurchase the debentures in May 2008.

(f)
Assumes no exercise of the underwriters' option to purchase up to $0.2 billion of additional convertible notes of this series.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Concurrent Notes Offering

          Concurrently with this offering, we are offering up to $2.5 billion aggregate principal amount of senior notes.

          We will pay interest on the senior notes semi-annually on March 15 and September 15 of each year, beginning March 15, 2008. These notes are unsecured and will rank equally with the notes and all of our other existing and future unsecured, unsubordinated debt.

          We may redeem all or part of the senior notes at any time prior to maturity at 100% of the aggregate principal amount redeemed, plus accrued and unpaid interest to the date of redemption and a "make-whole premium."

Credit Facilities

          We may borrow under both the Five-Year Revolving Credit Facility and the 364-Day Revolving Credit Facility at either (1) a base rate, determined as the greater of (A) the prime loan rate of JPMorgan Chase Bank or (B) the federal funds effective rate plus 1/2 of 1%, or (2) the reserve adjusted LIBOR plus the applicable margin, which is based upon our non-credit enhanced senior unsecured long-term debt rating ("Debt Rating") (a margin of 0.26% for the Five-Year Revolving Credit Facility and 0.28% for the 364-Day Revolving Credit Facility, based on our current credit ratings). A facility fee, varying from 0.07% to 0.17% for the Five-Year Revolving Credit Facility and from 0.05% to 0.15% for the 364-Day Revolving Credit Facility and depending on our Debt Rating, is incurred on the daily amount of the underlying commitment, whether used or unused, throughout the term of each facility. A utilization fee for each facility, varying from 0.05% to 0.10% depending on our Debt Rating, is payable if amounts outstanding under such facility are greater than or equal to 50% of the total underlying commitment.

          Each of the revolving credit facilities may be prepaid in whole or in part without premium or penalty. Each of the revolving credit facilities contains certain covenants that are applicable during the period in which any borrowings are outstanding, including a maximum leverage ratio (requiring a ratio no greater than 3.50 to 1.00 as of June 30, 2008 and 3.00 to 1.00 thereafter) and a debt to capitalization ratio (requiring a ratio of no greater than 0.6 to 1.0). Other provisions of the revolving credit agreements include limitations on creating liens, incurring subsidiary debt, transactions with affiliates, sale/leaseback transactions and mergers and sale of substantially all assets.

Bridge Loan Facility

          After the application of proceeds from this offering, our concurrent notes offering and borrowings under our 364-Day Revolving Credit Facility to repay a portion of the borrowings under the Bridge Loan Facility, amounts will still remain outstanding under the Bridge Loan Facility. We expect to seek to repay a portion of the Bridge Loan Facility with cash from operations. We will likely seek to refinance the remaining portion of the Bridge Loan Facility in whole or in part prior to the expiration of its one-year term. Such refinancing may be effected through borrowings under a term loan bank facility or through other financing transactions.

DESCRIPTION OF THE NOTES

          The notes will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture dated as of the closing date of this offering. We have summarized selected portions of the indenture, the supplemental indenture and the notes below. This summary is not complete and is subject to, and qualified by reference to, all of the provisions of the indenture, supplemental indenture and the notes. We urge you to read the indenture, the supplemental indenture and the notes because these documents define your rights as holders of the notes. In this summary, "we," "our" and "us" means Transocean Inc. only, unless we indicate otherwise or the context indicates otherwise.

General

          The notes are our general unsecured and unsubordinated obligations and are convertible in certain circumstances into our ordinary shares as described under "— Conversion Rights" below. The Series A notes are limited initially to an aggregate principal amount of $2 billion (or $2.2 billion if the underwriters exercise in full their over-allotment option to purchase additional Series A notes) and will mature on December 15, 2037, unless earlier redeemed, repurchased or converted. The Series B notes are limited initially to an aggregate principal amount of $2 billion (or $2.2 billion if the underwriters exercise in full their over-allotment option to purchase additional Series B notes) and will mature on December 15, 2037, unless earlier redeemed, repurchased or converted. The Series C notes are limited initially to an aggregate principal amount of $2 billion (or $2.2 billion if the underwriters exercise in full their over-allotment option to purchase additional Series C notes) and will mature on December 15, 2037, unless earlier redeemed, repurchased or converted.

          The notes will pay cash interest at an annual rate of 1.625% on the principal amount of the Series A notes, 1.50% on the principal amount of the Series B notes and 1.50% on the principal amount of the Series C notes, in each case from the date of original issuance of the notes, or from the most recent date to which interest had been paid or provided for. Interest is payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2008, to holders of record at the close of business on the preceding June 1 and December 1, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the redemption by us or repurchase by us at the option of the holder of a note, interest ceases to accrue on the note under the terms of and subject to the conditions of the indenture.

          Principal is payable, and notes may be presented for conversion, registration of transfer and exchange, without service charge, at our office or agency in Fort Worth, Texas, which is initially the office or agency of the trustee in Fort Worth, Texas. See "— Global Notes: Book-Entry Form." If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of our ordinary shares, if any, upon the conversion (except for any taxes with respect to cash paid in lieu of fractional shares) unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax.

          The indenture will not contain any financial covenants or any restrictions on the payment of dividends, the making of investments, the incurrence of indebtedness, the granting of liens or mortgages, or the issuance, redemption or repurchase of securities by us. The indenture will not contain any covenants or other provisions to protect holders of the notes in the event of a highly leveraged transaction or a fundamental change, except to the extent described under "— Conversion Rights — Make Whole Amount" and "— Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder" below. The notes will not be obligations of, or guaranteed by, any of our existing or future subsidiaries.

          We may, without the consent of the holders, reopen the indenture and issue additional notes of any series under the indenture with the same terms and with the same CUSIP numbers as the Series A notes, Series B notes and Series C notes offered hereby in an unlimited aggregate principal amount, provided that no such additional Series A notes, Series B notes or Series C notes may be issued unless fungible with the Series A notes, Series B notes and Series C notes, respectively, offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the notes in open market purchases, by tender offer or in negotiated transactions without prior notice to holders.

          The notes will not be subject to a sinking fund provision and will not be subject to defeasance or covenant defeasance under the indenture.

Ranking/Additional Debt

          The notes will be our general unsecured obligations and will rank:

  •
  senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

  •
  equally in right of payment with all of our existing and future unsecured indebtedness that is not so subordinated (including the debt securities we are proposing to issue in the concurrent offerings); and

  •
  effectively junior to any of our secured indebtedness, to the extent of the assets securing such indebtedness, and will be structurally subordinated to all secured and unsecured liabilities of our subsidiaries.

          The indenture does not limit the amount of debt that we or any of our subsidiaries may incur or issue, nor does it restrict transactions between us and our affiliates or dividends and other distributions by us or our subsidiaries. We may issue debt securities under the indenture from time to time in the same or separate series, each up to the aggregate amount we authorize from time to time for that series. As of December 3, 2007, we had no secured indebtedness, and our subsidiaries had aggregate indebtedness of $816 million, including $241 million due to affiliated companies related to our investment in certain joint ventures.

Conversion Rights

  General

          Unless the notes are previously redeemed or repurchased, holders may convert their notes if the conditions for conversion described below under "— Conversion Events" are satisfied. The initial conversion rate of the notes is 5.9310, equivalent to a conversion price per ordinary share of approximately $168.61. The conversion rate is subject to adjustment as described below under "— Conversion Rate Adjustments." A holder may convert fewer than all of such holder's notes so long as the notes converted are a multiple of $1,000 principal amount.

          We will satisfy our conversion obligation by delivering cash up to the principal amount of the note surrendered for conversion, and ordinary shares for the remainder of our conversion obligation, if any. See "— Settlement Upon Conversion" below. Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs between a regular record date and the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Accordingly, any accrued but unpaid interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited. For a discussion of the tax treatment to a holder of receiving our ordinary shares upon conversion, see

"Material United States Federal Income Tax Considerations — U.S. Holders — Conversion of the Notes."

          Holders of notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment need be made (1) if we have specified a repurchase date following a fundamental change that is after a record date and on or prior to the next interest payment date, (2) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such note, (3) if the notes are surrendered for conversion after the record date immediately preceding the maturity date of the relevant series of notes or (4) if the notes are surrendered for conversion in connection with a call for redemption with a redemption date that is after a record date and on or prior to the next interest payment date. No other payments or adjustments for interest, or any dividends with respect to our ordinary shares, will be made upon conversion.

          Holders of our ordinary shares issued upon conversion, if any, will not be entitled to receive any dividends payable to holders of our ordinary shares as of any record time or date before we deliver ordinary shares to the holder upon conversion of such holder's notes.

          If a holder has already delivered a repurchase notice as described under "— Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the indenture.

  Settlement Upon Conversion

          To exercise its conversion right, a holder must deliver an irrevocable, duly completed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required, and pay any interest and transfer or similar tax, in each case, if required. The date a holder satisfies these requirements is called the "conversion date." Holders may obtain copies of the required form of the conversion notice from the conversion agent.

          Delivery of ordinary shares, if any, will be accomplished by book entry transfer of the required number of shares through The Depository Trust Company, New York, New York ("DTC"). The trustee will initially act as the conversion agent.

          Upon conversion of notes, a holder will receive, for each $1,000 principal amount of notes converted, cash and ordinary shares, if applicable, equal to the sum of the daily settlement amounts (as defined below) for each of the 20 VWAP trading days during the related conversion period (as defined below). We will deliver cash in lieu of any fractional shares that result after aggregating the daily share amounts based on the VWAP price on the last VWAP trading day in the conversion period (all as defined below). Settlement will occur through the conversion agent on the third trading day following the final VWAP trading day of the conversion period.

          The "conversion period" means (i) with respect to any conversion date occurring on or after the later of (A) the 25th scheduled trading day prior to a redemption date for the relevant series of notes and (B) the date on which we issue the notice of redemption with respect to such redemption date, the 20 consecutive VWAP trading day period beginning on the scheduled trading day immediately following such redemption date, (ii) with respect to any conversion date occurring on or after the 25th scheduled trading day prior to the maturity date for the relevant series of notes, the

20 consecutive VWAP trading day period beginning on, and including, the 22nd scheduled trading day prior to such maturity date, and (iii) in all other cases, the 20 consecutive VWAP trading day period beginning on the third VWAP trading day after the conversion date.

          The "daily settlement amount" for each of the 20 VWAP trading days of the relevant conversion period means the sum of:

  •
  an amount of cash equal to the lesser of (1) $50.00 (the "daily cash amount") and (2) the daily conversion value relating to such VWAP trading day, and

  •
  if such daily conversion value exceeds the daily cash amount, the daily share amount for such VWAP trading day.

          The "daily conversion value" means, for each VWAP trading day of the conversion period, the amount equal to 1/20th of the product of (a) the VWAP price on such trading day, and (b) the conversion rate.

          The "daily share amount" means, for each VWAP trading day of the conversion period, a number of ordinary shares (but in no event less than zero) determined by the following formula:

(	(VWAP price on such VWAP trading day × conversion rate) — $1,000 20 × VWAP price on such VWAP trading day	)

          The "VWAP price" of our ordinary shares means, for each of the 20 consecutive VWAP trading days during the conversion period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page RIG.N <equity> AQR (or any equivalent successor page, or, if no such page is available, any other equivalent publication) in respect of the period from the scheduled open of trading on the principal securities exchange or trading market for our ordinary shares to the scheduled close of trading on such exchange or market on such VWAP trading day, or if such volume-weighted average price is unavailable, the market value of one of our ordinary shares on such VWAP trading day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

          "VWAP trading day" means a day during which (1) trading in our ordinary shares generally occurs on the principal securities exchange or trading market on which our ordinary shares are listed or admitted for trading and (2) there is no "VWAP market disruption event" (as defined below). If our ordinary shares are not so listed or traded, then "VWAP trading day" means a business day.

          "VWAP market disruption event" means (1) a failure by the principal securities exchange or trading market on which our ordinary shares are listed or admitted to trading to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for our ordinary shares for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our ordinary shares or in any options contracts or futures contracts relating to our ordinary shares.

          Our delivery to the holder of cash and, if applicable, ordinary shares in settlement as described above will satisfy our conversion obligation.

  Make-Whole Amount

          If the effective date of any fundamental change (or anticipated effective date in the case of a transaction described in clause (2) of the definition of fundamental change (as set forth under

"— Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder")) occurs on or prior to December 20, 2010 in the case of the Series A notes, December 20, 2011 in the case of the Series B notes and December 20, 2012 in the case of the Series C notes, and a holder elects to convert its notes during the period commencing on such effective date (or during the period commencing 15 days prior to the anticipated effective date of such transaction in the case of a transaction described in clause (2) of the definition of fundamental change) and ending on the later of (1) the day before the fundamental change repurchase date and (2) 30 days following the effective date (but in any event prior to the close of business on the business day prior to the maturity date), then we will increase the conversion rate for the notes surrendered for conversion by a number of additional ordinary shares (the "additional shares"), as described below. However, in the case of a transaction described in clause (2) of the definition of fundamental change, if such transaction does not occur as anticipated, we will not be obligated to increase the conversion rate regardless of the fact that holders may have elected to convert notes in anticipation of the effective date of such event. If such a transaction does not occur as anticipated, we will issue a press release and notify holders who have elected to convert their notes promptly after we determine not to increase the conversion rate, and each such holder may elect to withdraw any election to convert by a written notice of withdrawal delivered to the conversion agent within ten business days after we announce that the transaction will not occur as anticipated.

          We will notify holders of any such fundamental change and the anticipated effective date and issue a press release no later than 15 days prior to such transaction's anticipated effective date, unless such fundamental change is either a termination of listing or relates to a person or group obtaining 50% voting power or the ability to elect a majority of the members of our board of directors, in which case we will notify holders and issue a press release no later than one business day following the effective date of such fundamental change or, if later, two business days following the date we first learned of the occurrence of the fundamental change.

          The number of additional shares will be determined by reference to the table below and is based on the date on which such fundamental change occurs or becomes effective (the "effective date") and the price per share of our ordinary shares, or the reference property, as applicable, on the effective date (the "share price"); provided, that if holders of our ordinary shares receive only cash consideration for their ordinary shares in connection with such a fundamental change, then the share price will be the cash amount paid per ordinary share, and otherwise, the share price will be the average of the last reported sale prices of our ordinary shares over the ten trading-day period ending on the trading day immediately preceding the effective date. The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to such adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares to be added to the conversion rate will be subject to adjustment in the same manner as the conversion rate as set forth under "— Conversion Rate Adjustments."

          The following tables set forth the hypothetical share price and number of additional shares per $1,000 principal amount of notes:

  Series A Notes

	Share Price
Effective Date
	$127.25	$130.00	$135.00	$145.00	$155.00	$168.61	$185.00	$200.00	$250.00	$300.00	$400.00	$500.00
December 11, 2007	1.9275	1.8237	1.6421	1.3371	1.0954	0.8440	0.6276	0.4873	0.2399	0.1435	0.0746	0.0475
June 15, 2008	1.9275	1.8192	1.6283	1.3085	1.0566	0.7971	0.5773	0.4379	0.2029	0.1188	0.0628	0.0408
December 15, 2008	1.9061	1.7854	1.5855	1.2521	0.9916	0.7268	0.5076	0.3727	0.1598	0.0920	0.0503	0.0333
June 15, 2009	1.8697	1.7422	1.5313	1.1809	0.9099	0.6395	0.4231	0.2959	0.1141	0.0657	0.0379	0.0256
December 15, 2009	1.8416	1.7043	1.4770	1.1004	0.8125	0.5331	0.3215	0.2067	0.0689	0.0418	0.0260	0.0178
June 15, 2010	1.8424	1.6900	1.4358	1.0113	0.6896	0.3916	0.1910	0.1014	0.0296	0.0211	0.0139	0.0096
December 20, 2010	1.9275	1.7613	1.4764	0.9656	0.5206	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

  Series B Notes

	Share Price
Effective Date
	$127.25	$130.00	$135.00	$145.00	$155.00	$168.61	$185.00	$200.00	$250.00	$300.00	$400.00	$500.00
December 11, 2007	1.9275	1.8326	1.6665	1.3855	1.1601	0.9214	0.7101	0.5684	0.3005	0.1829	0.0902	0.0538
June 15, 2008	1.9275	1.8332	1.6602	1.3683	1.1353	0.8900	0.6752	0.5330	0.2711	0.1616	0.0794	0.0480
December 15, 2008	1.9141	1.8064	1.6275	1.3269	1.0882	0.8392	0.6240	0.4839	0.2348	0.1368	0.0675	0.0414
June 15, 2009	1.8816	1.7698	1.5845	1.2743	1.0298	0.7775	0.5632	0.4267	0.1948	0.1109	0.0555	0.0347
December 15, 2009	1.8508	1.7338	1.5400	1.2170	0.9646	0.7078	0.4946	0.3628	0.1528	0.0851	0.0441	0.0282
June 15, 2010	1.8271	1.7028	1.4973	1.1560	0.8920	0.6283	0.4163	0.2910	0.1095	0.0605	0.0332	0.0217
December 20, 2010	1.8136	1.6788	1.4558	1.0867	0.8045	0.5300	0.3208	0.2063	0.0660	0.0380	0.0227	0.0152
June 15, 2011	1.8257	1.6749	1.4238	1.0052	0.6883	0.3940	0.1939	0.1029	0.0276	0.0190	0.0123	0.0083
December 20, 2011	1.9275	1.7613	1.4764	0.9656	0.5206	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

  Series C Notes

	Share Price
Effective Date
	$127.25	$130.00	$135.00	$145.00	$155.00	$168.61	$185.00	$200.00	$250.00	$300.00	$400.00	$500.00
December 11, 2007	1.9275	1.8396	1.6844	1.4205	1.2071	0.9786	0.7729	0.6322	0.3548	0.2239	0.1124	0.0664
June 15, 2008	1.9275	1.8417	1.6810	1.4086	1.1892	0.9553	0.7464	0.6047	0.3306	0.2053	0.1023	0.0608
December 15, 2008	1.9173	1.8182	1.6534	1.3748	1.1514	0.9147	0.7053	0.5650	0.2994	0.1827	0.0905	0.0541
June 15, 2009	1.8878	1.7860	1.6169	1.3320	1.1048	0.8660	0.6571	0.5189	0.2649	0.1585	0.0783	0.0473
December 15, 2009	1.8594	1.7543	1.5798	1.2870	1.0549	0.8132	0.6046	0.4691	0.2284	0.1338	0.0664	0.0407
June 15, 2010	1.8357	1.7262	1.5448	1.2413	1.0026	0.7566	0.5480	0.4154	0.1904	0.1089	0.0548	0.0342
December 20, 2010	1.8160	1.7007	1.5100	1.1925	0.9447	0.6929	0.4842	0.3554	0.1503	0.0841	0.0436	0.0279
June 15, 2011	1.8007	1.6778	1.4748	1.1380	0.8777	0.6181	0.4097	0.2865	0.1083	0.0600	0.0329	0.0215
December 15, 2011	1.7951	1.6614	1.4403	1.0745	0.7952	0.5239	0.3174	0.2043	0.0657	0.0378	0.0226	0.0150
June 15, 2012	1.8158	1.6656	1.4154	0.9987	0.6835	0.3910	0.1925	0.1023	0.0275	0.0188	0.0121	0.0081
December 20, 2012	1.9275	1.7613	1.4764	0.9656	0.5206	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

          The exact share price and effective date may not be set forth on the tables, in which case:

  •
  if the share price is between two share prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share prices and the two effective dates, as applicable, based on a 365-day year;

  •
  if the share price is in excess of $500.00 per share, subject to adjustment, we will not increase the conversion rate of the notes by any additional shares; and

  •
  if the share price is less than $127.25 per share, subject to adjustment, we will not increase the conversion rate of the notes by any additional shares.

          Notwithstanding the foregoing, in no event will the total number of shares issuable upon conversion of a note exceed 7.8585 per $1,000 principal amount of notes (equivalent to a conversion price of $127.25), subject to adjustment in the same manner as the conversion rate as set forth under "— Conversion Rate Adjustments."

          The "last reported sale price" of our ordinary shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the New York Stock Exchange or, if our ordinary shares are not listed on the New York Stock Exchange, as reported in composite transactions for the principal securities exchange on which our ordinary shares are traded or otherwise as provided in the indenture, or, if our ordinary shares are not traded on such an exchange, the market value of one of our ordinary shares as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

  Settlement of Conversions in a Fundamental Change

          As described below under "— Recapitalizations, Reclassifications and Changes of our Ordinary Shares," upon effectiveness of specified corporate transactions, the notes will be convertible into cash up to the principal amount of the notes surrendered for conversion, and reference property for the remainder of our conversion obligation. We will settle conversions as described under "— Settlement Upon Conversion" above (based on the conversion rate as increased by the additional shares described above) on the later to occur of (i) the third trading day immediately following the effective date of the transaction and (ii) the third trading day immediately following the last day of the applicable conversion period.

Conversion Rate Adjustments

          The conversion rate will be adjusted for certain events, as described below, except that we will not make any adjustments to the conversion rate if holders of notes participate, as a result of holding the notes, in any of the transactions described below without having to convert their notes:

  (1)
  the issuance of ordinary shares as a dividend or distribution on the ordinary shares, or a subdivision or combination of the outstanding ordinary shares, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	OS1 OS0

          where

CR0	=	the conversion rate in effect at the close of business immediately prior to the ex-dividend date
CR1	=	the conversion rate in effect on the ex-dividend date
OS0	=	the number of our ordinary shares outstanding at the close of business immediately prior to the ex-dividend date
OS1	=
the number of our ordinary shares outstanding at the close of business immediately prior to the ex-dividend date, assuming, for this purpose only, the completion of the event immediately prior to the ex-dividend date
  (2)
  issuance to all ordinary shareholders of rights or warrants that allow the shareholders, for a period ending not more than 60 days after the record date for such issuance, to purchase ordinary shares at less than the current market price, in which event the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted following the end of such period to the extent that such rights or warrants are not exercised prior to the expiration of such period):

CR1 = CR0	×	OS0 + X OS0 + Y

          where,

CR0	=	the conversion rate in effect at the close of business immediately prior to the ex-dividend date
CR1	=	the conversion rate in effect on the ex-dividend date
OS0	=	the number of our ordinary shares outstanding at the close of business immediately prior to the ex-dividend date
X	=	the total number of our ordinary shares issuable pursuant to such rights
Y	=
the number of our ordinary shares equal to the aggregate price payable to exercise such rights divided by the average of the last reported sale prices of our ordinary shares for the ten consecutive trading days ending on the business day immediately preceding the announcement of the issuance of such rights
  (3)
  the distribution to all ordinary shareholders of shares of capital stock, evidences of debt or other assets, excluding any distributions in connection with any liquidation, dissolution or winding up, and excluding distributions of ordinary shares, rights and warrants described above and all-cash distributions, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	SP0 SP0 - FMV

          where,

CR0	=	the conversion rate in effect at the close of business immediately prior to the ex-dividend date
CR1	=	the conversion rate in effect on the ex-dividend date
SP0	=	the current market price
FMV	=
the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of debt or other assets distributed with respect to each outstanding ordinary share on the ex-dividend date for such distribution

    With respect to an adjustment pursuant to this clause (3), where there has been a payment of a dividend or other distribution on our ordinary shares of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, which we refer to as a "spin-off," the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	FMV0 + MP0 MP0

          where,

CR0	=	the conversion rate in effect at the close of business immediately prior to the end of the spin-off valuation period
CR1	=	the conversion rate in effect after the end of the spin-off valuation period
FMV0	=
the average of the sale prices of the capital stock or similar equity interest distributed to holders of our ordinary shares applicable to one ordinary share over the ten trading days commencing on and including the effective date of the spin-off (the "spin-off valuation period"); provided that, in the case of conversions that occur within such ten trading-day period, in respect of any VWAP trading day that occurs within the ten trading days commencing on, and including, the effective date of any spin-off, the spin-off valuation period shall be deemed to include only those trading days falling on or between the effective date of such spin-off and such VWAP trading day.
MP0	=	the average of the last reported sale prices of our ordinary shares over the spin-off valuation period

    For the avoidance of doubt, the adjustment in this clause (3) does not apply to any distributions to the extent that the right to convert notes has been changed into the right to convert into reference property in respect of such distribution as described under "— Recapitalizations, Reclassifications and Changes of Our Ordinary Shares."

  (4)
  distributions to all or substantially all ordinary shareholders of all cash distributions, excluding any distributions in connection with any liquidation, dissolution or winding up, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	SP0 SP0 - C

          where,

CR0	=	the conversion rate in effect at the close of business immediately prior to the ex-dividend date
CR1	=	the conversion rate in effect on the ex-dividend date
SP0	=	the current market price
C	=	the amount in cash per share we distribute to holders of our ordinary shares (and for which no adjustment has been made)

    For the avoidance of doubt, the adjustment in this clause (4) does not apply to any distributions to the extent that the right to convert notes has been changed into the right to convert into reference property in respect of such distribution as described under "— Recapitalizations, Reclassifications and Changes of Our Ordinary Shares."

  (5)
  purchase of ordinary shares pursuant to a tender offer or exchange offer made by us or any of our subsidiaries for our ordinary shares to the extent that the cash and/or value of any other consideration included in the payment per ordinary share exceeds the last reported sale price per ordinary share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	FMV0 + (SP1 × OS1) OS0 × SP1

          where,

CR0	=	the conversion rate in effect on the expiration date
CR1	=	the conversion rate in effect immediately after the expiration date
FMV	=
the fair market value (as determined by our board of directors) of the aggregate value of all cash and/or any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date
OS0	=	the number of ordinary shares outstanding immediately prior to the expiration date
OS1	=	the number of ordinary shares outstanding immediately after the expiration date, excluding any purchased shares
SP1	=	the average of the last reported sale price of our ordinary shares over the 10 trading days beginning on the trading date after the expiration date

          "Current market price" of our ordinary shares on any day means the average of the last reported sale price of our ordinary shares for each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the "ex-dividend date" with respect to the issuance or distribution requiring such computation.

          "Ex-dividend date" with respect to any issuance or distribution means the first date on which our ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

          Notwithstanding anything in this section "— Conversion Rate Adjustments" to the contrary, we will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account when determining subsequent adjustments. In addition, we will make any carry forward adjustments not otherwise effected (1) upon conversion of the notes, (2) upon required purchases of the notes in connection with a fundamental change, (3) in connection with a call for redemption and (4) 25 scheduled trading days prior to the maturity date of the notes. No adjustment to the conversion rate will be made if it results in a conversion price that is less than the par value (if any) of our ordinary shares.

          If the effective date of any adjustment event described in this section "— Conversion Rate Adjustments" occurs during a conversion period for any notes, then we will make proportional adjustments to the number of deliverable shares for each VWAP trading day during the portion of the conversion period preceding the effective date of such adjustment event.

          In the event that we adopt a shareholder rights plan, holders will receive upon conversion of the notes into ordinary shares, in addition to the ordinary shares, the rights under the rights plan, unless prior to any conversion, the shareholder rights plan expires or terminates or the rights have separated from the ordinary shares, in which case the conversion rate will be adjusted at the time of separation as if we distributed, to all holders of our ordinary shares, shares of our capital stock, evidences of debt or other assets issuable upon exercise of the rights as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights. A distribution of rights pursuant to such a shareholder rights plan will not trigger a conversion rate adjustment pursuant to paragraphs (2) or (3) above. We currently do not have a shareholder rights plan.

          Except as stated above, the conversion rate will not be adjusted for the issuance or acquisition of our ordinary shares or any securities convertible into or exchangeable for our ordinary shares or carrying the right to purchase any of the foregoing.

          Without limiting the generality of any other provision of the notes, the conversion rate will not be adjusted:

  •
  upon the issuance of any of our ordinary shares pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on our securities and the investment of additional optional amounts in our ordinary shares under any plan;

  •
  upon the issuance of any of our ordinary shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any of our ordinary shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security;

  •
  for a change in the par value (or a change to no par value) of our ordinary shares; or

  •
  for accumulated and unpaid dividends.

          We may from time to time, to the extent permitted by law and subject to applicable rules of the New York Stock Exchange, increase the conversion rate of the notes by any amount for any period of at least 20 calendar days. In that case we will give at least 15 calendar days' notice of such increase. We may make such increases in the conversion rate, in addition to those set forth above, as our Board of Directors deems advisable to avoid or diminish any income tax to holders of our ordinary shares resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

          As a result of any adjustment of the conversion rate, the holders of notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of ordinary shares. See "Material United States Federal Income Tax Considerations — U.S. Holders — Constructive Distributions."

  Recapitalizations, Reclassifications and Changes of Our Ordinary Shares

          If we are a party to a recapitalization, reclassification, consolidation, merger or combination, or a scheme of arrangement under Cayman Islands law, or a sale of all or substantially all of our assets (computed on a consolidated basis) to another person, pursuant to which our ordinary shares would be converted into cash, securities or other property, holders may surrender notes for conversion at any time from and after the date which is 15 days prior to the date we announce as the anticipated effective date of the transaction until 30 days after the actual date of such transaction. As used in the supplemental indenture, the term "merger" includes an amalgamation under Cayman Islands law. If we are a party to such a reclassification, consolidation, merger or combination, or a scheme of arrangement under Cayman Islands law, or a sale of all or substantially all of our assets to another person, pursuant to which our ordinary shares are converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a note will be changed into a right to convert it into the same type (in the same proportions) of consideration that the holder would have been entitled to receive if such holder had held a number of ordinary shares equal to the applicable conversion rate in effect immediately prior to the transaction (the "reference property"), provided that, upon conversion, such holder will receive reference property as follows:

  •
  cash up to the aggregate principal portion thereof; and

  •
  in lieu of the ordinary shares otherwise deliverable, reference property.

The amount of cash and any reference property holders receive will be based on the daily conversion values of reference property and the applicable conversion rate, as described above.

          If the transaction also constitutes a "fundamental change," as defined below, a holder can alternatively require us to purchase all or a portion of such holder's notes as described under "Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder." In the event holders of our ordinary shares have the opportunity to elect the form of consideration to be received in such transaction, the reference property will be (1) if the holders of a majority of our ordinary shares make an affirmative election, the forms and amount of consideration actually received with respect to a plurality of our ordinary shares held by holders who make an affirmative election or (2) if the holders of a majority of our ordinary shares do not make an affirmative election, the weighted average of the types and amount of consideration actually received by holders of our ordinary shares. This provision does not limit the rights of the holders in the event of a fundamental change, including our obligation in certain cases to increase the conversion rate by the additional number of shares in connection with a conversion of the notes.

Conversion Events

  Conversion Based on Ordinary Share Price

          Holders may surrender notes for conversion in any calendar quarter commencing at any time after March 31, 2008, and only during such calendar quarter, if the last reported sale price of our ordinary shares for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price for such notes on the last day of such preceding calendar quarter, which we refer to as the "conversion trigger price." The conversion trigger price immediately following issuance of the notes is $219.19, which is 130% of the initial conversion price per ordinary share. The foregoing conversion trigger price assumes that no events have occurred that would require an adjustment to the conversion rate. We will determine at the beginning of each calendar quarter commencing at any time after March 31, 2008 whether the notes are convertible as a result of the price of our ordinary shares and notify the conversion agent and the trustee.

  Conversion Based on Trading Price

          Prior to the stated maturity date, holders may surrender their notes for conversion during the five consecutive business days immediately after any five consecutive trading day period (the "note measurement period") in which the average trading price (calculated using the trading price for each of the days in the note measurement period) per $1,000 principal amount of the notes, as determined following a request by a holder of notes in accordance with the procedures described below, was equal to or less than 98% of the average conversion value of the notes during the note measurement period. We refer to this condition as the "trading price condition."

          For the purpose of this trading price condition, the "conversion value" per $1,000 principal amount of notes on a trading day is the product of the last reported sale price per ordinary share and the conversion rate of the notes in effect on that trading day (assuming the notes were then convertible).

          Except as described below, the "trading price" of the notes on any day means the average secondary market bid quotations per $1,000 principal amount obtained by the trustee for $5.0 million principal amount of notes at approximately 4:00 p.m., New York City time, on such day from three independent nationally recognized securities dealers we select. However, if the trustee can reasonably obtain only two such bids, then the average of the two bids will instead be used, and if the trustee can reasonably obtain only one such bid, then that one bid will be used. Even still, if on a given day:

  •
  the trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of notes from an independent nationally recognized securities dealer; or

  •
  in our reasonable, good faith judgment, the bid quotation or quotations that the trustee has obtained are not indicative of the secondary market value of the notes,

then the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our ordinary shares on that day and the conversion rate in effect on that day (assuming the notes were then convertible).

          The trustee will have no obligation to determine the trading price of the notes unless we have requested it to do so, and we will have no obligation to make such request unless a holder of at least $5.0 million aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of the notes would be equal to or less than 98% of the conversion value of the notes. At such time, we will instruct the trustee to determine the trading price of the notes for each of the next five trading days and on each following trading day until the trading price condition is no longer satisfied.

  Conversion Upon Occurrence of Specified Corporate Transactions

          If we elect to distribute to all holders of our ordinary shares:

  •
  rights or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days of the record date for such distribution, our ordinary shares at less than the average of the closing prices for the five consecutive trading days ending on the date immediately preceding the first public announcement of the distribution; or

  •
  shares of capital stock, evidences of debt or other assets (excluding distributions described in clauses (1) and (2) under "— Conversion Rate Adjustments"), which distribution, together with all other distributions within the preceding 12 months (but not including any distributions made prior to the date of this prospectus supplement), has a per share value exceeding 15% of the average of the closing prices for the five consecutive trading days ending on the date immediately preceding the first public announcement of the distribution, we must notify the holders of the notes at least 25 scheduled trading days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place, even if the notes are not convertible at that time. No adjustment to the ability of the holders to convert will be made if the holders are entitled to participate in the distribution without conversion.

          In addition, upon a fundamental change, the notes may be surrendered for conversion at any time from the effective date of the fundamental change (or the date that is 15 days prior to the anticipated effective date of a transaction described in clause (2) of the definition of "fundamental change") until the later of (1) the day before the fundamental change repurchase date and (2) 30 days after the effective date of the fundamental change. After the effective date of any fundamental change that involves a transaction described in clause (2) of the definition of fundamental change, settlement of the conversion value will be based on the kind and amount of cash, securities or other assets of us or another person that a holder of our ordinary shares received in the transaction; provided that, for the avoidance of doubt, the conversion value will be paid in cash and reference property in accordance with the applicable procedures set forth under "— Conversion Rights — General" and "— Conversion Rate — Recapitalizations, Reclassifications and Changes of Our Ordinary Shares." We will notify holders, the trustee and the conversion agent of any such fundamental change and the anticipated effective date and issue a press release no later than 15 days prior to such transaction's anticipated effective date, unless such fundamental change is either a termination of listing or relates to a person or group obtaining 50% voting power or the ability to elect a majority of the members of our board of directors, in which case we will notify holders and issue a press release no later than one business day following the effective date of such fundamental change or, if later, two business days following the date we first learned of the occurrence of the fundamental change.

          You will also have the right to convert your notes if we are a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of our property and assets, in each case pursuant to which our ordinary shares would be converted into cash, securities or other property that does not also constitute a fundamental change. In such event, you will have the right to convert your notes at any time beginning on the effective date of such transaction and ending on the 30th scheduled trading day following the effective date of such transaction. We will notify holders and the trustee as promptly as practicable following the date we publicly announce such transaction but in no event less than 15 days prior to the anticipated effective date of a transaction.

  Conversion Upon Notice of Redemption

          A holder may surrender notes called for redemption for conversion into our ordinary shares at any time after we issue a notice of redemption with respect to the relevant series of notes and prior to the close of business on the business day immediately preceding the redemption date, even if the notes are not otherwise convertible at such time.

  Conversion During Quarter Prior to Stated Maturity

          Notwithstanding anything herein to the contrary, holders may surrender the notes for conversion at any time on or after September 15, 2037 until the close of business on the business day immediately preceding the stated maturity date.

Redemption of Notes at Our Option

          We may redeem all or part of the notes at our option, at any time after December 20, 2010 in the case of the Series A notes, at any time after December 20, 2011 in the case of the Series B notes or at any time after December 20, 2012 in the case of the Series C notes, in each case upon not less than 30 nor more than 60 days' notice by mail to holders of notes. The notice will state, among other things, that holders have a right to convert the notes called for redemption, the conversion rate then in effect, and the date on which the right to convert the notes called for redemption will expire.

          The redemption price will be equal to 100% of the principal amount plus accrued and unpaid interest to but excluding the redemption date. However, if the redemption date is after a record date and on or prior to the corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

          For a discussion of certain tax consequences to a holder upon a redemption of notes, see "Material United States Federal Income Tax Considerations — U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of the Notes" and "— Non-U.S. Holders — Gain on Disposition of the Notes and Ordinary Shares."

          If we redeem less than all of the outstanding notes, the trustee will select the notes to be redeemed in integral multiples of $1,000 initial principal amount by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate.

          We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

Purchase of Notes by Us at the Option of the Holder

          A holder may require us to purchase all or a portion of the holder's outstanding Series A notes on each of December 15, 2010, December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 (each, a "Series A repurchase date"), all or a portion of the holder's outstanding Series B notes on each of December 15, 2011, December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 (each, a "Series B repurchase date"), or all or a portion of the holder's outstanding Series C notes on each of December 14, 2012, December 15, 2017, December 15, 2022, December 15, 2027 and December 15, 2032 (each, a "Series C repurchase date," and together with the Series A and Series B repurchase dates, each a "repurchase date"). We will be required to repurchase any outstanding notes for which a holder delivers a written repurchase notice to the paying agent designated by us. This notice must be delivered during the period beginning at the opening of business on the date that is 20 business days prior to the repurchase date and ending on the close of business on the repurchase date. If a repurchase notice has been given but is subsequently withdrawn during that period, we will not be obligated to repurchase the related note. Our repurchase obligation will be subject to certain additional conditions described below.

          The repurchase price will be equal to 100% of the principal amount plus accrued and unpaid interest to but excluding the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest will be paid on the regular interest payment date to the holder of record on the record date.

          For a discussion of material tax consequences to a holder receiving cash upon a purchase of the notes at the holder's option, see "Material United States Federal Income Tax Considerations — U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of the Notes" and "— Non-U.S. Holders — Gain on Disposition of the Notes and Ordinary Shares."

          We will be required to give notice on a date not less than 20 business days prior to each repurchase date to all holders of notes at their addresses shown in the register maintained by the registrar under the indenture, and to beneficial owners as required by applicable law, stating, among other things:

  •
  the amount of the repurchase price and the conversion rate;

  •
  the name and address of the paying agent and the conversion agent;

  •
  that notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture;

  •
  that the notes must be surrendered to the paying agent to collect payment;

  •
  that the repurchase price for any notes as to which a repurchase notice has been given and not withdrawn will be paid promptly following the later of the repurchase date and the time the note is surrendered to the paying agent;

  •
  the procedures that holders must follow to exercise their right to require us to repurchase their notes and a brief description of those rights;

  •
  a brief description of the conversion rights; and

  •
  the procedures for withdrawing a repurchase notice.

          A holder's notice electing to require us to repurchase its notes must state:

  •
  if certificated notes have been issued, the note certificate numbers, or if no certificated notes have been issued, the holder's notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be repurchased, in multiples of $1,000; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture.

          A holder may withdraw any repurchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if no certificated notes have been issued, a holder's notice must comply with appropriate DTC procedures, and the principal amount, if any, which remains subject to the repurchase notice.

          Our ability to repurchase notes with cash at any time may be limited by the terms of our then existing borrowing agreements. The indenture will prohibit us from repurchasing notes in connection with the holders' repurchase rights if any event of default under the indenture has occurred and is continuing, except for a default in the payment of the repurchase price with respect to the notes.

          In order to receive payment of the repurchase price, a holder must either effect a book-entry transfer or deliver the corresponding note or notes, together with necessary endorsements, to the office of the paying agent, after delivery of the repurchase notice. A holder will receive payment in cash promptly after the later of (1) the repurchase date or (2) the time of book-entry transfer or the delivery of the note. If the paying agent holds money or securities sufficient to pay the repurchase price of the note on the repurchase date, then:

  •
  the note will cease to be outstanding;

  •
  interest will cease to accrue; and

  •
  all other rights of the holder will terminate.

          This will be the case whether or not a book-entry transfer is effected or whether or not the note or notes are delivered to the paying agent.

          We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act which may be applicable at the time. We will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes at a holder's option.

Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder

          If we undergo a fundamental change after the first issuance of the notes, each holder will have the option to require us to purchase its notes on a date of our choosing (the "fundamental change repurchase date") that is not less than 20 nor more than 35 days after the fundamental change (or a longer period if required by applicable law). We will pay a purchase price equal to 100% of the principal amount of the holder's notes plus accrued and unpaid interest up to but excluding the date of purchase. However, if the fundamental change repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest will be paid on the interest payment date to the holder of record on the record date. A holder may require us to purchase all or any part of the notes so long as the principal amount at maturity of the notes being purchased is an integral multiple of $1,000.

          A "fundamental change" will be deemed to have occurred at such time after the original issuance of the notes when any of the following has occurred:

            (1)   any person or group (A) becomes the beneficial owner of our voting shares representing 50% or more of the total voting power of all of our outstanding classes of voting shares or (B) has the power, directly or indirectly, to elect a majority of the members of our board of directors (notwithstanding the foregoing, the rights to designate directors pursuant to the agreement and plan of merger with GlobalSantaFe Corporation shall be disregarded for purposes of this provision);

            (2)   we consolidate with or merge with or into another person, we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our consolidated assets, any person consolidates with or merges with or into our company or we complete a scheme of arrangement qualifying as an amalgamation under Cayman Islands law with any person;

            (3)   our ordinary shares, or shares of common stock, American Depository Receipts or equivalent capital stock in respect of ordinary shares or shares of common stock, American Depository Receipts or equivalent capital stock into which the notes are convertible pursuant to the terms of the indenture and the supplemental indenture, are not listed for trading on the New York Stock Exchange or the Nasdaq Global Select Market, or any successor to any such market, that may exist from time to time, for a period of 20 consecutive trading days (a "termination of trading"); or

            (4)   we are liquidated or dissolved or holders of our ordinary shares approve any plan or proposal for our liquidation or dissolution.

          Notwithstanding the foregoing, a consolidation, merger, scheme of arrangement or disposition of all or substantially all of our consolidated assets will not constitute a fundamental change (and a change in or acquisition of beneficial ownership or power to elect directors, termination of trading or liquidation or dissolution, in each case arising out of such a consolidation, merger, scheme of arrangement or disposition of all or substantially all of our consolidated assets, will not constitute a fundamental change) if (A) the persons that beneficially own our voting shares immediately prior to the relevant transaction beneficially own shares with a majority of the total voting power of all outstanding voting shares of the surviving or transferee person or the parent entity thereof, (B) the ordinary shares, shares of common stock, American Depository Receipts or equivalent capital stock in respect of ordinary shares or shares of common stock of us (in the event we are a surviving entity in the transaction) or of such successor or transferee person or parent entity thereof are listed for trading on the New York Stock Exchange or the Nasdaq Global Select Market, or any successor to any such market that may exist from time to time, immediately following such transaction, and (C) as a result of such transaction, the notes are or become convertible, upon the satisfaction of the conditions for conversion and actual conversion in accordance with the terms of the notes, into such ordinary shares, shares of common stock of us or equivalent capital stock of us or such successor or transferee person or parent entity thereof.

          Also, notwithstanding the foregoing, it will not constitute a fundamental change if at least 90% of the consideration for our ordinary shares (excluding cash payments for fractional shares) in the transaction or transactions constituting the fundamental change consists of common stock, ordinary shares, American Depository Receipts or equivalent capital stock traded on the New York Stock Exchange or the Nasdaq Global Select Market, or any successor to any such market, or which will be so traded when issued or exchanged in connection with the fundamental change, and as a result of such transaction or transactions the notes become convertible, upon the satisfaction of the conditions for conversion and actual conversion in accordance with the terms of the notes, into such common stock, ordinary shares, American Depository Receipts or equivalent capital stock.

          Our ability to repurchase notes with cash at any time may be limited by the terms of our then existing borrowing agreements. The indenture will prohibit us from repurchasing notes in connection with the holders' repurchase rights if any event of default under the indenture has occurred and is continuing, except for a default in the payment of the repurchase price with respect to the notes. If a fundamental change occurs at a time when we are prohibited from repurchasing the notes, we could seek the consent of our lenders to purchase the notes or attempt to refinance the debt. If we do not obtain such consent or we are not able to refinance the debt, we would not be permitted to repurchase the notes. Our existing borrowing agreements currently do not restrict us from repurchasing the notes so long as we remain in compliance with certain financial covenants.

          Within 15 business days after a fundamental change, we will mail to the trustee and to each holder of the notes a written notice of the fundamental change which specifies the terms and conditions and the procedures required for exercise of a holder's right to require us to purchase its notes:

  •
  the date of such fundamental change;

  •
  the events causing the fundamental change;

  •
  the date by which a repurchase notice must be given;

  •
  the fundamental change repurchase date;

  •
  the fundamental change repurchase price;

  •
  a brief description of the conversion rights;

  •
  the name and address of the paying agent and the conversion agent;

  •
  the conversion rate and any adjustments to the conversion rate (including the adjustments described under "— Conversion Rights — Make-Whole Amount");

  •
  that notes with respect to which a fundamental change purchase notice is given by the holder may be converted only if the fundamental change purchase notice has been withdrawn in accordance with the terms of the indenture;

  •
  the procedures that holders must follow to exercise these rights;

  •
  the procedures that holders must follow to withdraw a repurchase note, including a form of notice of withdrawal; and

  •
  that the holder must satisfy the requirements set forth in the notes to convert the notes.

          We must also deliver a copy of our notice to the trustee. To exercise the repurchase right, a holder of notes must deliver, at any time prior to the close of business on the business day immediately preceding the fundamental change repurchase date specified in our notice, written notice to the paying agent of the holder's exercise of its repurchase right.

          The holder may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day immediately preceding the repurchase date that states the principal amount of the withdrawn notes.

          For purposes of defining a fundamental change:

  •
  the terms "person" and "group" have the meanings given to them in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions;

  •
  the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

  •
  the term "beneficial owner" is determined in accordance with Rule 13d-3 under the Exchange Act.

          Rule 13e-4 under the Exchange Act, as amended, requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule to the extent applicable at that time.

          We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change purchase feature of the notes, but that would increase the amount of our outstanding indebtedness or the outstanding indebtedness of our subsidiaries.

          No notes may be repurchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

          The fundamental change repurchase feature of the notes may in certain circumstances make it more difficult or discourage a takeover of our company. The fundamental change repurchase feature, however, is not the result of our knowledge of any specific effort to accumulate our ordinary shares, to obtain control of us by means of a merger, scheme of arrangement, tender offer solicitation or otherwise, or by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the notes, is limited to specified transactions and may not include other events that might adversely affect our financial condition or results of operations.

Consolidation, Merger and Sale of Assets

          In addition to the restrictions on consolidation, merger and sales of assets set forth in the prospectus under "Description of the Debt Securities — Consolidation, Merger and Sale of Assets" we have also agreed, for so long as any notes remain outstanding, that we will consolidate with or merge into any entity, or transfer or dispose of all or substantially all of our assets to any entity, only if the other entity is organized under the laws of the Cayman Islands, Bermuda, the British Virgin Islands or the United States or any State thereof (including the District of Columbia).

Events of Default

          In addition to the events of default described in the prospectus under "Description of the Debt Securities — Events of Default," each of the following will constitute an event of default under the indenture:

  (1)
  our failure to deliver cash, or, if applicable, ordinary shares, upon conversion of a note, and that failure continues for 10 calendar days; and

  (2)
  our failure to give notice to the trustee and each holder of the notes of a fundamental change, as provided under "— Fundamental Change Requires Us to Repurchase Notes at the Option of the Holder."

          If an event of default described above shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the notes due and payable at their principal amount together with accrued interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings. Such declaration may be rescinded and annulled with the written consent of the holders of a majority in aggregate principal amount of the notes then outstanding on behalf of all holders of notes, subject to the provisions of the indenture.

          Notwithstanding the foregoing, the indenture will provide that, to the extent elected by us, the sole remedy for an event of default relating to the failure to file any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 120 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes equal to 0.25% of the principal amount of the notes. If we so elect, such additional interest will be effective with respect to all outstanding notes on or before the date on which such event of default first occurs. On the 120th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 120th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of the notes in the event of the occurrence of any event of default. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

Tax Additional Amounts

          We will pay any amounts due with respect to the notes without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a "withholding tax") imposed by or for the account of the Cayman Islands or any other jurisdiction in which we are resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the "Taxing Jurisdiction"), unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by you with any relevant administrative requirements) pay you additional amounts as will result in your receipt of such amounts as you would have received had no such withholding or deduction been required.

          If the Taxing Jurisdiction requires us to deduct or withhold any of these taxes, levies, imposts or charges, we will (subject to compliance by the holder of a note with any relevant administrative requirements) pay these additional amounts in respect of principal amount, redemption price, repurchase price and interest (if any), in accordance with the terms of the notes and the indenture, as may be necessary so that the net amounts paid to the holder or the trustee after such deduction or withholding will equal the principal amount, redemption price, repurchase price and interest (if any), on the notes. However, we will not pay any additional amounts in the following instances:

  •
  if any withholding would not be payable or due but for the fact that (1) the holder of a note (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the note or the collection of principal amount, redemption price, repurchase price and interest (if any), in accordance with the terms of the notes and the indenture, or the enforcement of the note or (2) where presentation is required, the note was presented more than 30 days after the date such payment became due or was provided for, whichever is later,

  •
  if any withholding tax is attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge,

  •
  if any withholding tax is attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, redemption price, repurchase price and interest (if any),

  •
  if any withholding tax would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the holder or beneficial owner of the note, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax,

  •
  to the extent a holder of a note is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction, or

  •
  any combination of the instances described in the preceding bullet points.

          With respect to the fifth bullet point listed above, in the absence of evidence satisfactory to us we may conclusively presume that a holder of a note is entitled to a refund or credit of all amounts required to be withheld. We also will not pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member or such partnership or a beneficial owner thereof, would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the note.

Global Notes: Book-Entry Form

          The notes will be represented by one or more global securities. A global security is a special type of indirectly held security. Each global security will be deposited with, or on behalf of, DTC and be registered in the name of a nominee of DTC. Except under the circumstances described below, the notes will not be issued in definitive form in the name of individual holders.

          Investors may hold interests in the notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

          Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriters with the respective principal amounts of the notes represented by the global security. Ownership of beneficial interests in a global security will be limited to DTC participants (i.e., persons that have accounts with DTC or its nominee) or persons that may hold interests through DTC participants including Euroclear and Clearstream. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (except with respect to persons that are themselves DTC participants).

          So long as DTC or its nominee is the registered owner of a global security, DTC or the nominee will be considered the sole owner or holder of the notes represented by that global security under the indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Principal and interest payments on notes registered in the name of DTC or its nominee will be made to DTC or the nominee, as the registered owner. Neither our company, the trustee, any paying agent or the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Those limits and laws may impair the ability to transfer beneficial interests in a global security.

          We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit immediately the participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

          If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the entire global security for the notes. In addition, we may at any time choose not to have notes represented by a global security and will then issue notes in definitive form in exchange for the entire global security relating to the notes. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of notes represented by the global security equal in principal amount to that beneficial interest and to have the notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

Notices

          Notices to holders of notes will be given by mail to the holder's address as it appears in the notes register.

Information Regarding the Trustee

          Wells Fargo Bank, National Association, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes. The trustee and its affiliates provide and may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Governing Law

          The indenture and the notes will be governed by, and construed in accordance with, the law of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Scope of Discussion

          The following discussion summarizes the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and ordinary shares into which the notes are convertible and represents the opinion of our U.S. counsel, Baker Botts L.L.P., insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters.

          This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated under the Internal Revenue Code, court decisions, published positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders of the notes who purchase the notes at their "issue price" and who hold the notes and the ordinary shares into which such notes are convertible as capital assets. For this purpose only, the "issue price" of the notes is the first price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. For purposes of this discussion, "holder" means either a U.S. holder (as defined below) or a non-U.S. holder (as defined below) or both, as the context may require.

          This discussion does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special treatment under U.S. federal income tax laws, such as:

  •
  a financial institution,

  •
  a tax-exempt organization,

  •
  an S corporation or other pass-through entity,

  •
  an insurance company,

  •
  a mutual fund,

  •
  a dealer in stocks and securities, or foreign currencies,

  •
  a trader in securities who elects the mark-to-market method of accounting for its securities,

  •
  a holder who is subject to the alternative minimum tax provisions of the Internal Revenue Code,

  •
  any person who actually or constructively owns 10% or more of the total combined voting power of all classes of Transocean stock entitled to vote,

  •
  certain expatriates or former long-term residents of the United States or a person that has a functional currency other than the U.S. dollar,

  •
  a domestic personal holding company,

  •
  a regulated investment company,

  •
  a real estate investment trust,

  •
  a controlled foreign corporation,

  •
  a passive foreign investment company, or

  •
  a holder who holds the notes as part of a hedge, conversion or constructive sale transaction, straddle, wash sale, or other risk reduction transaction.

          Moreover, this discussion does not address any aspect of non-income taxation or state, local or foreign taxation. No ruling has been or will be obtained from the Internal Revenue Service regarding the U.S. federal tax consequences relating to the purchase, ownership or disposition of the notes or the ordinary shares into which the notes are convertible. As a result, no assurance can be given that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to the conclusions set forth below.

          The treatment of holders of Transocean ordinary shares could be materially different from that described below if Transocean were a passive foreign investment company. Transocean believes that it has not been a passive foreign investment company in any prior taxable year and does not expect to be a passive foreign investment company in any subsequent year. However, the tests for determining passive foreign investment company status are applied annually, and it is difficult accurately to predict future income and assets relevant to this determination. Accordingly, Transocean cannot assure U.S. holders of Transocean ordinary shares that it will not become a passive foreign investment company. See "— Special Status of Certain Foreign Corporations for U.S. Tax Purposes" below.

          In the discussion which follows, except as otherwise indicated, it is assumed that Transocean has not been a passive foreign investment company in any prior taxable year and will not be a passive foreign investment company in any subsequent year. It is also assumed, as Transocean expects to be the case, that Transocean will continue to be a foreign corporation in the future and that its ordinary shares will continue to be listed on the New York Stock Exchange.

THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF THE NOTES OR THE ORDINARY SHARES INTO WHICH THE NOTES ARE CONVERTIBLE. WE URGE YOU TO CONSULT A TAX ADVISER REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF THE NOTES OR THE ORDINARY SHARES INTO WHICH THE NOTES ARE CONVERTIBLE IN LIGHT OF YOUR OWN SITUATION.

U.S. Holders

          The following is a discussion of the material U.S. federal income tax consequences that will apply to U.S. holders of the notes. The discussion is subject to the assumptions and limitations set forth above in "Material U.S. Federal Income Tax Considerations — Scope of Discussion." As used in this discussion, a "U.S. holder" is a beneficial owner of a note who, for U.S. federal income tax purposes, is:

  •
  an individual U.S. citizen or resident alien,

  •
  a corporation or other entity created or organized under U.S. law (federal or state) and treated as a corporation for U.S. federal income tax purposes,

  •
  an estate whose worldwide income is subject to U.S. federal income tax, or

  •
  a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

  Payments of Interest on the Notes

          In general, a U.S. holder will be required to include interest received on a note as ordinary income at the time it accrues or is received in accordance with the holder's regular method of accounting for U.S. federal income tax purposes.

  Additional Interest Amounts

          We intend to take the position that the possibility that holders of the notes will be paid liquidated damages as described under the heading "Description of the Notes — Events of Default" is a remote and incidental contingency as of the issue date of the notes within the meaning of the applicable Treasury Regulations. Accordingly, any such additional amount should be taxable to U.S. holders as ordinary income only at the time it accrues or is received in accordance with such holder's regular method of accounting for U.S. federal income tax purposes. Our determination that the payment of additional amounts is a remote and incidental contingency is binding upon all holders of the notes, unless a holder properly discloses to the Internal Revenue Service that it is taking a contrary position.

  Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

          Generally, the sale, exchange, redemption or other taxable disposition of a note (other than a conversion of a note into cash and Transocean ordinary shares described below under "— Conversion of the Notes") will result in taxable gain or loss to a U.S. holder equal to the difference between (1) the amount of cash plus the fair market value of any other property received by the U.S. holder in the sale, exchange, redemption or other taxable disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxed as described under "— Payments of Interest on the Notes," above) and (2) the holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note will generally equal the holder's original purchase price for the note.

          Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if the note is held for more than one year. A reduced tax rate on capital gain generally will apply to long term capital gain of a non-corporate shareholder. There are limitations on the deductibility of capital losses.

  Conversion of the Notes

          If a holder converts a note and Transocean delivers solely cash in satisfaction of its obligation, the holder will generally be subject to the rules described under "— Sale, Exchange, Redemption or Other Taxable Disposition," above.

          If a holder converts a note and Transocean delivers a combination of cash and Transocean ordinary shares, the holder generally should recognize gain, but not loss. Such gain generally should equal the excess of the sum of the fair market value of the ordinary shares and cash received (other than cash attributable to accrued interest, which will be taxable as described under "— Payments of Interest on the Notes," above, and cash received in lieu of a fractional share) over the holder's tax basis in the notes (excluding the portion of the tax basis that is allocable to a fractional share), except that in no event should the gain recognized exceed the amount of cash the holder receives (other than cash received in lieu of a fractional share or cash attributable to accrued interest).

          Cash received in lieu of a fractional share should be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share should generally result in a holder's recognition of gain or loss, if any, measured by the difference between the cash received for the fractional share and the portion of the holder's tax basis in the notes that is allocable to the fractional share.

          Any gain or loss recognized on the conversion would generally be capital gain or loss, and would be taxable as described under "— Sale, Exchange, Redemption or Other Taxable Disposition," above.

          A holder's tax basis in any ordinary shares received upon conversion (other than ordinary shares attributable to accrued interest, the tax basis of which would equal the amount of accrued interest with respect to which the ordinary shares were received) should generally equal the holder's adjusted tax basis in the note at the time of the conversion, subject to the following adjustments:

  •
  a reduction by an amount equal to that portion of the holder's tax basis in the note that is allocable to any fractional share,

  •
  a reduction by the amount of cash the holder received in the conversion (other than cash received in lieu of a fractional share or cash attributable to accrued interest) and

  •
  an increase by the amount of gain, if any, recognized by the holder on the conversion (other than gain with respect to a fractional share).

          The holding period for ordinary shares received on conversion should generally include the holding period of the note converted.

          Notwithstanding the above, there is a possibility that the conversion could be treated as a partial taxable sale of the note and a partial tax-free conversion of the note. A holder should consult its tax advisor regarding the U.S. federal income tax consequences of the receipt of both cash and ordinary shares upon conversion of a note.

  Possible Effect of the Change in Conversion Consideration After a Change in Control

          In certain situations, including a consolidation, merger, or combination involving Transocean or a transfer of all or substantially all of Transocean's assets, Transocean may provide for the conversion of the notes into shares of an acquirer. Depending on the circumstances, such an adjustment could result in a deemed taxable exchange to a U.S. holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. In addition, whether or not such an adjustment results in a deemed taxable exchange, under some circumstances a conversion of the notes into shares of an acquirer could be a taxable exchange.

  Constructive Distributions

          Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions on shares if the conversion rate of such instruments is adjusted. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution of shares.

          Certain of the possible adjustments provided in the notes may not qualify as being pursuant to a bona fide reasonable adjustment formula. For example, a constructive distribution would result if the conversion rate were adjusted to compensate holders of notes for distributions of cash to Transocean shareholders. The adjustment to the conversion rate of notes converted in connection with certain changes in control, as described under "Description of the Notes — Make-Whole Amount," may also be treated as a constructive distribution.

          If such adjustments are made, a holder may be deemed to have received constructive distributions includible in its income in the manner described below under "— Distributions on the Ordinary Shares" even though the holder has not received any cash or property as a result of such adjustments (although it is not entirely clear whether the lower applicable capital gains rate described in "— Distributions on the Ordinary Shares" would apply to such a constructive distribution).

          In addition, in certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to a holder. Generally, a holder's tax basis in the notes will be increased to the extent of any such constructive distribution treated as a dividend.

  Distributions on and Sales of the Ordinary Shares

          The following discussion of distributions on and sale of Transocean ordinary shares is subject to the discussion in the section below which is entitled "— Special Status of Certain Foreign Corporations for U.S. Tax Purposes."

          U.S. holders will be required to include in gross income as ordinary income the gross amount of any distribution on Transocean ordinary shares to the extent that the distribution is paid out of Transocean's current or accumulated earnings and profits as determined for U.S. tax purposes (a "dividend"). Under current law, dividends received by a non-corporate shareholder will generally be subject to U.S. federal income tax at a maximum rate of 15%, provided certain holding period requirements are met.

          This reduced rate of tax on dividends is scheduled to expire effective for taxable years beginning after December 31, 2010. In addition, legislation has been proposed that would impose certain conditions on the availability of the reduced rate, which conditions Transocean would not expect to meet. Dividends received by a corporate shareholder will not be eligible for the dividends received deduction which is generally allowed to U.S. corporate shareholders on dividends received from a domestic corporation.

          Distributions in excess of current and accumulated earnings and profits will be applied first to reduce the tax basis of the U.S. holder of Transocean ordinary shares in such holder's shares. To the extent that the distribution exceeds the holder's tax basis, the excess will constitute gain from a sale or exchange of the shares.

          A U.S. holder of Transocean ordinary shares will generally recognize gain or loss for U.S. tax purposes upon the sale or exchange of such shares in an amount equal to the difference between the amount realized from such sale or exchange and the holder's tax basis in such shares. Such gain or loss will be capital gain or loss.

          Under current law, long-term capital gain of non-corporate shareholders is subject to tax at a maximum rate of 15%. However, this reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. There are limitations on the deductibility of capital losses.

  Special Status of Certain Foreign Corporations for U.S. Tax Purposes

          For U.S. tax purposes, a foreign corporation, such as Transocean, is classified as a passive foreign investment company for each taxable year in which either (1) 75% or more of its gross income is passive income (as defined for U.S. tax purposes) or (2) the average percentage of its assets which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

          Classification of a foreign corporation as a passive foreign investment company can have various adverse consequences to shareholders of the corporation who are U.S. persons. These include taxation of gain on a sale or other disposition of the shares (or options to acquire shares) of the corporation (possibly including a disposition by way of gift or exchange in a corporation reorganization, or the grant of the stock as security for a loan) at the maximum ordinary income rates and imposition of an interest charge on such gain or on distributions with respect to the shares. Accordingly if Transocean is classified as a passive foreign investment company, such classification could change the tax consequences of the distributions and sales or exchanges described above, including dispositions of, and distributions with respect to, the notes.

          Transocean believes that it has not been a passive foreign investment company in any prior taxable year and does not expect to be a passive foreign investment company in any subsequent year. However, the tests for determining passive foreign investment company status are applied annually, and it is difficult accurately to predict future income and assets relevant to this determination. Accordingly, Transocean cannot assure U.S. holders of Transocean ordinary shares that it will not become a passive foreign investment company. If Transocean should determine in the future that it is a passive foreign investment company, it will endeavor to so notify U.S. holders of Transocean ordinary shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Transocean ordinary shares should consult their own tax advisers about the passive foreign investment company rules, including the availability of certain elections.

Non-U.S. Holders

          The following is a discussion of the material U.S. federal income tax consequences that will apply to non-U.S. holders of the notes or Transocean ordinary shares. The discussion is subject to the assumptions and limitations set forth above in "Material U.S. Federal Income Tax Considerations — Scope of Discussion." As used in this discussion, a "non-U.S. holder" is a beneficial owner of the notes, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, who is not a U.S. holder.

  Payments of Principal and Interest on the Notes

          The payment of principal and interest on a note to a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that in the case of payment of interest:

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of Transocean shares;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related to Transocean through stock ownership within the meaning of the Code; and

  •
  the U.S. payor does not have actual knowledge or reason to know that the holder is a U.S. person and either (1) the beneficial owner of the note certifies to the applicable payor or its agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address on United States Treasury Form W-8BEN (or a suitable substitute form), or (2) a securities clearing organization, bank or other financial institution, that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the note, certifies under penalties of perjury that a Form W-8BEN (or a substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy of the form or the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury Regulations.

          Moreover, as long as Transocean is not engaged in the conduct of any trade or business in the United States, payments will not in any case be subject to U.S. federal withholding tax.

          Except to the extent otherwise provided under an applicable tax treaty, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder with respect to interest on a note if such interest is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business. Effectively connected interest received by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments. Such effectively connected interest will not be subject to withholding tax if the holder delivers the appropriate form (currently a Form W-8ECI) to the payor.

  Distributions on Our Ordinary Shares

          A non-U.S. holder generally will not be subject to U.S. federal income tax on dividends received on its ordinary shares (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see "— U.S. Holders — Constructive Distributions" above), unless the dividends are effectively connected with the holder's conduct of a trade or business in the United States and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the holder in the United States.

          Except to the extent otherwise provided under an applicable tax treaty, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder on dividends paid (or deemed paid) that are effectively connected with the holder's conduct of a trade or business in the United States. Effectively connected dividends received by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

  Gain on Disposition of the Notes and Ordinary Shares

          A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a note, including the exchange of a note for ordinary shares, or the sale or exchange of ordinary shares, unless:

  •
  the non-U.S. holder is an individual present in the United States for 183 days or more in the year of such sale, exchange or retirement and either (1) has a "tax home" in the United States and certain other requirements are met, or (2) the gain from the disposition is attributable to an office or other fixed place of business the non-U.S. holder maintains in the United States; or

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business.

          However, in some instances a non-U.S. holder may be required to establish an exemption from U.S. federal income and withholding tax with respect to amounts attributable to accrued interest on the notes. See "— Payments of Principal and Interest on the Notes."

Backup Withholding and Information Reporting

  U.S. Holders

          Dividends on Transocean ordinary shares and interest on the notes paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the notes or Transocean ordinary shares.

          In addition to being subject to backup withholding, if a U.S. holder of the notes or Transocean ordinary shares does not provide Transocean (or the paying agent) with the holder's correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the Internal Revenue Service. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the holder furnishes certain required information to the Internal Revenue Service.

  Non-U.S. Holders

          Non-U.S. holders of notes and Transocean ordinary shares should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the Internal Revenue Service.

CAYMAN ISLANDS TAX CONSEQUENCES

          According to our Cayman Islands counsel, Walkers, there is currently no Cayman Islands income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by a holder in respect of any income, gain or loss derived from holding notes. We have obtained an undertaking from the Governor in Cabinet of the Cayman Islands under the Tax Concession Law (as amended) that, in the event that any legislation is enacted in the Cayman Islands imposing tax computed on profits or income, or computed on any capital assets, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, that tax will not until May 31, 2019 apply to us or to any of our operations or our shares, notes, debentures or other obligations. Therefore, there should be no Cayman Islands tax consequences with respect to holding notes; however, if notes are taken into the Cayman Islands in original form, they will be subject to stamp duty in the amount of 1/4 of 1% of the face value of the note, subject to a maximum of CI$250.00 per note.

UNDERWRITING

          We and the underwriters for the offering named below have entered into an underwriting agreement dated December 5, 2007 with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of Series A Notes	Principal Amount of Series B Notes	Principal Amount of Series C Notes	Principal Amount of Series A Option	Principal Amount of Series B Option	Principal Amount of Series C Option
Goldman, Sachs & Co.	$640,000,000	640,000,000	640,000,000	61,967,000	70,357,000	59,674,000
Lehman Brothers Inc.	$320,000,000	320,000,000	320,000,000	32,000,000	32,000,000	32,000,000
Citigroup Global Markets Inc.	$240,000,000	240,000,000	256,000,000	30,357,000	30,357,000	32,381,000
Credit Suisse Securities (USA) LLC	$180,000,000	210,000,000	80,800,000	13,082,000	15,262,000	5,872,000
J.P. Morgan Securities Inc.	$180,000,000	200,000,000	—	16,552,000	18,391,000	—
UBS Securities LLC	$74,000,000	80,000,000	89,000,000	6,734,000	7,280,000	8,099,000
Calyon Securities (USA) Inc.	$144,000,000	226,000,000	101,000,000	10,767,000	16,897,000	7,552,000
Fortis Securities LLC	$—	—	200,000,000	—	—	21,112,000
Wells Fargo Securities, LLC	$—	—	202,040,000	—	—	14,560,000
Mitsubishi UFJ Securities	$110,000,000	84,000,000	—	12,383,000	9,456,000	—
DnB NOR Markets, Inc.	$94,000,000	—	80,800,000	11,353,000	—	9,759,000
Morgan Stanley & Co. Incorporated	$7,000,000	—	—	2,439,000	—	—
BNY Capital Markets, Inc.	$4,000,000	—	—	910,000	—	—
Fifth Third Securities, Inc.	$7,000,000	—	—	1,456,000	—	—
Greenwich Capital Markets, Inc.	$—	—	8,080,000	—	—	3,276,000
HSBC Securities (USA) Inc.	$—	—	8,080,000	—	—	3,276,000
Scotia Capital (USA) Inc.	$—	—	14,200,000	—	—	2,439,000

Total	$2,000,000,000	2,000,000,000	2,000,000,000	200,000,000	200,000,000	200,000,000

          The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

          If the underwriters for a series of notes sell more notes than the total number set forth in the table above with respect to such series, such underwriters have an option to buy up to an additional $200 million aggregate principal amount of notes of such series from the company to cover such sales. They may exercise that option for 15 days. If any notes are purchased pursuant to this option, the underwriters will severally purchase notes with respect to the relevant series of notes as set forth in the table above.

          Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.6% of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

          We and certain of our officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any ordinary shares or securities convertible into or exchangeable for ordinary shares during the period from the date of this prospectus supplement continuing through the date 75 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. and Lehman Brothers Inc., subject to certain exceptions, including:

  •
  dispositions as bona fide gifts or transfers by will or intestacy;

  •
  transfers or dispositions pursuant to a plan designed to comply with Rule 10b5-1 under the Exchange Act that has been entered into prior to the date of this prospectus supplement;

  •
  entry into a 10b5-1 Plan on or after the date of this prospectus supplement under which no ordinary shares may be sold, transferred or disposed of during the lock-up period;

  •
  issuances and sales pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or other similar plan or the conversion of securities or the exercise of warrants; and

  •
  issuances of ordinary shares in connection with an acquisition of a business or entity, a consolidation, merger, combination or scheme of arrangement under Cayman Islands law, provided that the party acquiring such ordinary shares agrees to be bound by the foregoing restrictions to the same extent that we are.

          The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

          In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

          The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

          These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

            (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

            (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

            (d)   in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

          Each underwriter has represented and agreed that:

            (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

            (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

          The notes may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (b) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

          The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

          We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $2 million.

          We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

          Certain underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. More than 10% of the net proceeds of this offering may be paid to certain of the underwriters or their affiliates to repay the Bridge Loan Facility. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 2710(h) of the NASD conduct rules.

          Mitsubishi UFJ Securities International plc is not, and certain of the underwriters may not be, U.S.-registered broker-dealers and, therefore, to the extent that any such underwriters intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by NASD regulations.

          An affiliate of Citigroup Global Markets Inc. is the co-documentation agent for the Bridge Loan Facility and is the syndication agent for the lenders under the Five-Year Revolving Credit Facility and the 364-Day Revolving Credit Facility. An affiliate of Credit Suisse Securities (USA) LLC is the co-documentation agent for the Five-Year Revolving Credit Facility and the 364-Day Revolving Credit Facility. An affiliate of Calyon Securities (USA) Inc. is the co-syndication agent for the Five-Year Revolving Credit Facility and the 364-Day Revolving Credit Facility. An affiliate of J.P. Morgan Securities Inc. is the administrative agent for the Five-Year Revolving Credit Facility and the 364-Day Revolving Credit Facility. These affiliates receive customary fees and expenses in connection with the facilities.

LEGAL MATTERS

          Certain legal matters in connection with the notes offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by our general counsel, Eric B. Brown, Esq., and by our outside counsel, Baker Botts L.L.P., Houston, Texas. Walkers, Cayman Islands will pass upon certain matters for us relating to Cayman Islands law. The validity of the notes will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

          The consolidated financial statements and schedule of Transocean Inc. and subsidiaries as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting, incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, and are incorporated herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          The consolidated financial statements and schedule of GlobalSantaFe Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2006, which is incorporated herein by reference to Transocean Inc.'s Current Report on Form 8-K filed on December 3, 2007, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their reports therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          Certain information with respect to our proved oil and natural gas reserves in the United States was prepared by Netherland, Sewell and Associates, Inc., and has been incorporated herein by reference upon the authority of said firm as experts with respect to matters covered by such reports and in giving such report. In addition, certain information with respect to our proved oil and natural gas reserves in the United Kingdom was prepared by the firm of DeGolyer and MacNaughton, and has been incorporated herein by reference upon the authority of said firm as experts with respect to matters covered by such reports and in giving such report.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          With respect to the unaudited condensed financial information of GlobalSantaFe and subsidiaries for the three-month and nine-month periods ended September 30, 2007 and 2006, incorporated herein by reference to Transocean Inc.'s Current Report on Form 8-K filed on December 3, 2007, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated November 1, 2007, for the three-month and nine-month periods ended September 30, 2007 and 2006, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited condensed financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS

Transocean Inc.

Debt Securities

Ordinary Shares

Preference Shares

Warrants

        We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our ordinary shares are traded on the New York Stock Exchange under the trading symbol "RIG."

        You should consider carefully the risk factors beginning on page 3 of this prospectus and in any applicable prospectus supplement before purchasing any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2007

About This Prospectus
Forward-Looking Information
About Transocean Inc.
Where You Can Find More Information
Risk Factors
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of the Debt Securities
Description of Share Capital
Description of Ordinary Shares
Description of Preference Shares
Description of Warrants
Anti-Takeover Provisions
Plan of Distribution
Legal Matters
Experts
Independent Registered Public Accounting Firm

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission ("SEC") using a "shelf" registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus, the prospectus supplement and any pricing supplement. We have not authorized anyone to provide you with different information. You should assume that the information appearing in or incorporated by reference into this prospectus, any prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

i

FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated by reference in this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include the information concerning possible or assumed future results of our operations, including statements about the following subjects:

  •
  contract commencements,

  •
  contract option exercises,

  •
  revenues,

  •
  expenses,

  •
  results of operations,

  •
  commodity prices,

  •
  customer drilling programs,

  •
  supply and demand,

  •
  utilization rates,

  •
  dayrates,

  •
  contract backlog,

  •
  effects and results of the GlobalSantaFe merger and related transactions,

  •
  planned shipyard projects and rig mobilizations and their effects,

  •
  newbuild projects and opportunities,

  •
  other major upgrades,

  •
  the potential purchase of an ownership interest in a joint venture that will own an Enterprise-class drillship,

  •
  contract awards,

  •
  drillship delivery dates,

  •
  expected downtime,

  •
  insurance proceeds,

  •
  cash investments of our wholly-owned captive insurance company,

  •
  market outlook for our various geographical operating sectors,

  •
  effects of new rigs on the market,

  •
  issuance of new debt,

  •
  income related to and any payments to be received under the TODCO tax sharing agreement,

  •
  debt reduction,

  •
  planned asset sales,

  •
  timing of asset sales,

  •
  proceeds from asset sales,

  •
  our effective tax rate,

  •
  changes in tax laws, treaties and regulations,

  •
  tax assessments,

  •
  our other expectations with regard to market outlook,

  •
  operations in international markets,

  •
  the level of expected capital expenditures,

  •
  results and effects of legal proceedings and governmental audits and assessments,

  •
  adequacy of insurance,

  •
  liabilities for tax issues, including those associated with our activities in Brazil, Norway and the United States,

  •
  liquidity,

  •
  cash flow from operations,

  •
  adequacy of cash flow for our obligations,

  •
  effects of accounting changes,

  •
  adoption of accounting policies,

  •
  pension plan and other postretirement benefit plan contributions,

  •
  benefit payments, and

  •
  the timing and cost of completion of capital projects.

ii

        Forward-looking statements in this prospectus are identifiable by use of the following words and other similar expressions among others:

  •
  "anticipates"

  •
  "believes"

  •
  "budgets"

  •
  "could"

  •
  "estimates"

  •
  "expects"

  •
  "forecasts"

  •
  "intends

  •
  "may"

  •
  "might"

  •
  "plans"

  •
  "predicts"

  •
  "projects"

  •
  "scheduled"

  •
  "should"

        Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to.

  •
  those described under "Risk Factors" included herein and in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our other SEC filings,

  •
  the adequacy of sources of liquidity,

  •
  the effect and results of litigation, tax audits and contingencies, and

  •
  other factors discussed in this prospectus and in our other filings with the SEC, which are available free of charge on the SEC's website at http://www.sec.gov.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

        All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

iii

ABOUT TRANSOCEAN INC.

        We are a leading international provider of offshore contract drilling services for oil and gas wells. As of December 3, 2007, we owned, had partial ownership interests in or operated 140 mobile offshore drilling units. As of this date, our fleet included 39 High-Specification Floaters, 29 Other Floaters, 68 Jackups and four Other Rigs. We also owned or had ownership interests in eight High-Specification Floaters under construction.

        Our mobile offshore drilling fleet is considered one of the most modern and versatile fleets in the world. Our primary business is to contract these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. We specialize in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. We also provide oil and gas drilling management services on either a dayrate or completed-project, fixed-price (or "turnkey") basis, as well as drilling engineering and drilling project management services, and we participate in oil and gas exploration and production activities.

        Our principal executive offices in the United States are located at 4 Greenway Plaza, Houston, Texas 77046, and our telephone number at that address is (713) 232-7500. As used in this prospectus, unless we state otherwise or the context indicates otherwise, "Transocean," "we," "our" and similar terms mean Transocean Inc., a Cayman Islands exempted company, and its subsidiaries and "GlobalSantaFe" means GlobalSantaFe Corporation, a Cayman Islands exempted company, which merged with a subsidiary of ours on November 27, 2007, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until all of the offered securities are sold. The documents we incorporate by reference are:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007;

  •
  our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 14, 2007 (dated February 7, 2007), March 6, 2007, April 11, 2007, June 4, 2007, July 23, 2007, August 14, 2007, September 20, 2007, October 1, 2007, October 17, 2007, October 19, 2007, October 24, 2007, October 25, 2007, November 14, 2007, November 21, 2007, November 27, 2007 and December 3, 2007 (two filings); and

  •
  the description of our ordinary shares contained in our Current Report on Form 8-K/A filed with the SEC on November 27, 2007.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or calling:

    Transocean Inc.
    4 Greenway Plaza
    Houston, Texas 77046
    Attn: Investor Relations
    (713) 232-7500

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

RISK FACTORS

        In addition to the other information contained in this prospectus and the documents incorporated by reference, including, without limitation, Transocean's Annual Report on Form 10-K for the year ended December 31, 2006, you should carefully consider the risk factors below before buying any of our securities. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Forward-Looking Information." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Our business depends on the level of activity in the offshore oil and gas industry, which is significantly affected by volatile oil and gas prices and other factors.

        Our business depends on the level of activity in oil and gas exploration, development and production in offshore areas worldwide. Oil and gas prices and market expectations of potential changes in these prices significantly affect this level of activity. However, higher commodity prices do not necessarily translate into increased drilling activity since customers' expectations of future commodity prices typically drive demand for our rigs. Also, increased competition for customers' drilling budgets could come from, among other areas, land-based energy markets in Africa, Russia, the Middle East, Alaska or elsewhere. The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments also affect customers' drilling campaigns. Worldwide military, political and economic events have contributed to oil and gas price volatility and are likely to do so in the future. Oil and gas prices are extremely volatile and are affected by numerous factors, including the following:

  •
  worldwide demand for oil and gas;

  •
  the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and pricing;

  •
  the level of production in non-OPEC countries;

  •
  the policies of various governments regarding exploration and development of their oil and gas reserves;

  •
  advances in exploration and development technology; and

  •
  the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East or other geographic areas or further acts of terrorism in the United States, or elsewhere.

Our industry is highly competitive and cyclical, with intense price competition.

        The offshore contract drilling industry is highly competitive with numerous industry participants, none of which has a dominant market share. Drilling contracts are traditionally awarded on a competitive bid basis. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job, although rig availability and the quality and technical capability of service and equipment may also be considered. Mergers among oil and natural gas exploration and production companies have reduced the number of available customers.

        This industry has historically been cyclical and is impacted by oil and gas price levels and volatility. There have been periods of high demand, short rig supply and high dayrates, followed by periods of low demand, excess rig supply and low dayrates. Changes in commodity prices can have a dramatic effect on rig demand, and periods of excess rig supply intensify the competition in the industry and often result in rigs being idle for long periods of time. We may be required to idle rigs or enter into lower rate contracts in response to market conditions in the future.

        During prior periods of high utilization and dayrates, industry participants have increased the supply of rigs by ordering the construction of new units. This has typically resulted in an oversupply of drilling units and has caused a subsequent decline in utilization and dayrates, sometimes for extended periods of time. There are numerous high-specification rigs and jackups under contract for construction and mid-water semisubmersibles that are being upgraded to enhance their operating capability. The entry into service of these new and upgraded units will increase supply and could curtail a further strengthening of dayrates, or reduce them, as rigs are absorbed into the active fleet. Any further increase in construction of new drilling units could exacerbate the negative impact on utilization and dayrates. Lower utilization and dayrates in one or more of the regions in which we operate could adversely affect our revenues and profitability. Prolonged periods of low utilization and dayrates could also result in the recognition of impairment charges on certain classes of our drilling rigs or our goodwill balance if future cash flow estimates, based upon information available to management at the time, indicate that the carrying value of these rigs, or the goodwill balance, may not be recoverable.

Our business involves numerous operating hazards.

        Our operations are subject to the usual hazards inherent in the drilling of oil and gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punch-throughs, craterings, fires and natural disasters such as hurricanes and tropical storms. In particular, the Gulf of Mexico area is subject to hurricanes and other extreme weather conditions on a relatively frequent basis, and our drilling rigs in the region may be exposed to damage or total loss by these storms (some of which may not be covered by insurance). The occurrence of these events could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury to or death of rig personnel. We are also subject to personal injury and other claims by rig personnel as a result of our drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services, or personnel shortages. In addition, offshore drilling operations are subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Damage to the environment could also result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by oil and gas companies. Our insurance policies and contractual rights to indemnity may not adequately cover losses, and we do not have insurance coverage or rights to indemnity for all risks.

        Consistent with standard industry practice, our clients generally assume, and indemnify us against, well control and subsurface risks under dayrate contracts. These are risks associated with the loss of control of a well, such as blowout or cratering, the cost to regain control of or redrill the well and associated pollution. However, there can be no assurance that these clients will be financially able to indemnify us against all these risks.

        We maintain broad insurance coverage, including coverage for property damage, occupational injury and illness, and general and marine third-party liabilities. Property damage insurance covers against marine and other perils, including losses due to capsizing, grounding, collision, fire, lightning, hurricanes and windstorms (excluding named storms in the U.S. Gulf of Mexico and war perils worldwide, for which we generally have no coverage), action of waves, punch-throughs, cratering, blowouts and explosion. However, we maintain large self-insured deductibles for damage to our offshore drilling equipment and third-party liabilities. With respect to hull and machinery we generally maintain a $125 million deductible per occurrence, subject to a $250 million annual aggregate deductible. In the event that the $250 million annual aggregate deductible has been exceeded, the hull and machinery deductible becomes $10 million per occurrence. However, in the event of a total loss or a constructive total loss of a drilling unit, then such loss is fully covered by our insurance with no deductible. For general and marine third-party liabilities we generally maintain a $10 million per occurrence deductible on personal injury liability for crew claims ($5 million for non-crew claims) and a $5 million per occurrence deductible on third-party property damage. We also self insure the primary $50 million of liability limits in excess of the $5 million and $10 million per occurrence deductibles described in the prior sentence. We do not generally have hull and machinery coverage for losses due to hurricanes in the U.S Gulf of Mexico and war perils worldwide. The amount of our insurance may be less than the related impact on enterprise value after a loss.

        Our insurance coverage will not in all situations provide sufficient funds to protect us from all liabilities that could result from our drilling operations. Our coverage includes annual aggregate policy limits. As a result, we retain the risk through self-insurance for any losses in excess of these limits. We do not carry insurance for loss of revenue and certain other claims may also not be reimbursed by insurance carriers. Any such lack of reimbursement may cause us to incur substantial costs. In addition, we could decide to retain substantially more risk through self-insurance in the future.

Failure to obtain and retain key personnel could hurt our operations.

        We require highly skilled personnel to operate and provide technical services and support for our business worldwide. Competition for the labor required for drilling operations, including for turnkey drilling and drilling management services businesses and construction projects, has intensified as the number of rigs activated, added to worldwide fleets or under construction has increased, leading to shortages of qualified personnel in the industry and creating upward pressure on wages and higher turnover. If turnover increases, we could see a reduction in the experience level of our personnel, which could lead to higher downtime and more operating incidents, which in turn could decrease revenues and increase costs. In response to these labor market conditions, we are increasing efforts in our recruitment, training, development and retention programs as required to meet our anticipated personnel needs. If these labor trends continue, we may experience further increases in costs or limits on operations.

Labor costs and the operating restrictions under which we operate could increase as a result of collective bargaining negotiations and changes in labor laws and regulations.

        Some of our employees and contracted labor work under collective bargaining agreements, and most of these employees and contracted labor work in the United Kingdom, Nigeria and Norway. Many of these represented individuals are working under agreements that are subject to ongoing salary negotiation in 2007. These negotiations could result in higher personnel expenses, other increased costs or increased operating restrictions. Additionally, the unions in the United Kingdom are seeking an interpretation of the Offshore Working Directive, which was recently extended to include U.K. offshore workers, that could result in higher labor costs and undermine our ability to obtain a sufficient number of skilled workers in the United Kingdom.

Shipyard projects and other operations are subject to delays and cost overruns.

        We have committed to a total of eight deepwater newbuild rig projects and two Sedco 700-series rig upgrades. We are also discussing other potential newbuild opportunities with several of our oil and gas company clients. We also have a variety of other more limited shipyard projects at any given time. These shipyard projects are subject to the risks of delay or cost overruns inherent in any such construction project resulting from numerous factors, including the following:

  •
  shipyard unavailability;

  •
  shortages of equipment, materials or skilled labor;

  •
  unscheduled delays in the delivery of ordered materials and equipment;

  •
  engineering problems, including those relating to the commissioning of newly designed equipment;

  •
  work stoppages;

  •
  client acceptance delays;

  •
  weather interference or storm damage;

  •
  unanticipated cost increases; and

  •
  difficulty in obtaining necessary permits or approvals.

        These factors may contribute to cost variations and delays in the delivery of our upgraded and newbuild units and other rigs undergoing shipyard projects. Delays in the delivery of these units would result in delay in contract commencement, resulting in a loss of revenue to us, and may also cause customers to terminate or shorten the term of the drilling contract for the rig pursuant to applicable late delivery clauses. In the event of termination of one of these contracts, we may not be able to secure a replacement contract on as favorable terms.

        Our operations also rely on a significant supply of capital and consumable spare parts and equipment to maintain and repair our fleet. We also rely on the supply of ancillary services, including supply boats and helicopters. Recently, we have experienced increased delivery times from vendors due to increased drilling activity worldwide and the increase in construction and upgrade projects and have also experienced a tightening in the availability of ancillary services. We have recently replaced our primary global logistics provider, which may result in delays and disruptions, and potentially increased costs, in some operations. Shortages in materials, delays in the delivery of necessary spare parts, equipment or other materials, or the unavailability of ancillary services could negatively impact our future operations and result in increases in rig downtime, and delays in the repair and maintenance of our fleet.

Failure to secure a drilling contract prior to deployment of two of our newbuild drillships could adversely affect our results of operations.

        In September 2007, GlobalSantaFe entered into a contract with Hyundai Heavy Industries, Ltd. for the construction of a new drillship. In addition, the drillship Deepwater Pacific 2 that is being constructed by our joint venture with Pacific Drilling is scheduled for delivery in the fourth quarter of 2009. We have not yet secured a drilling contract for either drillship. Historically, the industry has experienced prolonged periods of overcapacity, during which many rigs were idle for long periods of time. Our failure to secure a drilling contract for either rig prior to its deployment could adversely affect our results of operations.

The anticipated benefits of our merger with GlobalSantaFe may not be realized, and there may be difficulties in integrating our operations.

        We merged with GlobalSantaFe with the expectation that the merger and the related transactions would result in various benefits, including, among other things, synergies, cost savings and operating efficiencies. We may not achieve these benefits at the levels expected or at all. If we fail to achieve these expected benefits, our results of operations and enterprise value may be adversely affected.

        We may not be able to integrate our operations with those of GlobalSantaFe, which merged with a subsidiary of ours on November 27, 2007, without a loss of employees, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, we may not be able to realize the operating efficiencies, synergies, cost savings or other benefits expected from the merger and related transactions. Any unexpected delays incurred in connection with the integration could have an adverse effect on our business, results of operations or financial condition.

Our business will change as a result of our recent combination with GlobalSantaFe.

        Our business will change as a result of our recent combination with GlobalSantaFe. Following the Transactions, our relative exposure to the jackup market will increase. Portions of the jackup market, including the U.S. Gulf of Mexico, have in recent periods experienced some amount of softness. Additionally, as a result of the combination, we will now be engaged in turnkey drilling operations and conduct oil and gas operations which, as described below, will expose us to additional risks.

As a result of the merger transaction with GlobalSantaFe, our overall debt level increased, and we may lose the ability to obtain future financing and suffer competitive disadvantages.

        We have a substantial amount of debt. As a result of the reclassification and merger transactions with GlobalSantaFe, our overall debt level increased from approximately $2.6 billion at September 30, 2007, to approximately $18.8 billion at such date on a pro forma basis after giving effect to these transactions. Our level of debt and other obligations could have significant adverse consequences on our business and future prospects, including the following:

  •
  we may not be able to obtain financing in the future for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

  •
  we may not be able to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;

  •
  we could become more vulnerable to general adverse economic and industry conditions, including increases in interest rates, particularly given our substantial indebtedness, some of which bears interest at variable rates;

  •
  less levered competitors could have a competitive advantage because they have lower debt service requirements; and

  •
  we may be less able to take advantage of significant business opportunities and to react to changes in market or industry conditions than our competitors.

We may not be successful in refinancing our bridge loan facility, and the terms of any refinancing may not be favorable to us.

        Our bridge loan facility has a maturity of one year. Although we expect to refinance this debt on more favorable terms, such refinancing is subject to conditions in the credit markets, which are currently volatile, and there can be no assurance that we will be successful in refinancing the debt or that the terms of the refinancing will be favorable to us, which could adversely affect our results of operations or financial condition.

Our overall debt level and/or our inability to refinance the bridge loan facility on favorable terms could lead the credit rating agencies to lower our corporate credit ratings below currently expected levels and possibly below investment grade.

        Market conditions could prohibit us from refinancing the bridge loan facility at favorable rates and terms, which could limit our ability to efficiently repay debt and could cause us to maintain a high level of leverage or issue debt with unfavorable terms and conditions. This leverage level could lead the credit rating agencies to downgrade our credit ratings below currently expected levels and possibly to non-investment grade levels. Such ratings levels could negatively impact current and prospective customers' willingness to transact business with us. Suppliers may lower or eliminate the level of credit provided through payment terms when dealing with us thereby increasing the need for higher levels of cash on hand, which would decrease our ability to repay debt balances.

A loss of a major tax dispute or a successful challenge to our tax structure could result in a significant loss or in a higher tax rate on our worldwide earnings or both.

        We are a Cayman Islands company and also operate through various subsidiaries around the world. Our income taxes are based upon the applicable tax laws and tax rates in effect in the countries in which we operate and upon how we are structured in these countries. Our income tax returns are subject to review and examination in such countries. We do not recognize the benefit of income tax positions we believe are more likely than not to be disallowed upon challenge by a tax authority. If any tax authority successfully challenges our operational structure, intercompany pricing policies or the tax presence of key subsidiaries in certain countries; or if the terms of certain income tax treaties are changed in a manner that is adverse to our structure; or if we lose a material dispute in any country, particularly in the United States or Norway, our effective tax rate on our worldwide earnings could increase substantially and our financial results could be materially adversely affected.

A change in tax laws, treaties or regulations, or their interpretation, of any country in which we operate could result in a higher or lower tax rate on our worldwide earnings.

        We operate worldwide through our various subsidiaries in a number of countries throughout the world. Consequently, we are subject to tax laws, treaties and regulations in and between the countries in which we operate. A change in those tax laws, treaties or regulations could result in a higher or lower effective tax rate on our worldwide earnings.

        One such treaty is currently in the process of being renegotiated. This renegotiation will likely result in a change in the terms of the treaty that is adverse to our tax structure, which in turn would increase our effective tax rate, and such increase could be material. We are monitoring the progress of the treaty renegotiation with a view to determining what, if any, steps are appropriate to mitigate any potential negative impact. We may not be able to fully, or partially, mitigate any negative impact of this treaty renegotiation or any other future changes in treaties.

        Various proposals have been made in recent years that, if enacted into law, could have an adverse impact on us. Examples include, but are not limited to, proposals that would broaden the circumstances in which a non-U.S. company would be considered a U.S. resident and a proposal that could limit treaty benefits on certain payments by U.S. subsidiaries to non-U.S. affiliates. Such legislation, if enacted, could cause a material increase in our tax liability and effective tax rate.

Our non-U.S. operations involve additional risks not associated with our U.S. operations.

        We operate in various regions throughout the world, which may expose us to political and other uncertainties, including risks of:

  •
  terrorist acts, war and civil disturbances;

  •
  expropriation or nationalization of equipment; and

  •
  the inability to repatriate income or capital.

        We are protected to a substantial extent against loss of capital assets, but generally not loss of revenue, from most of these risks through indemnity provisions in our drilling contracts. Effective May 1, 2007, our assets are generally not insured against risk of loss due to perils such as terrorist acts, civil unrest, expropriation, nationalization and acts of war. Pollution and environmental risks generally are not totally insurable. If a significant accident or other event occurs and is not fully covered by insurance or an enforceable or recoverable indemnity from a client, it could adversely affect our consolidated financial position, results of operations or cash flows.

        Many governments favor or effectively require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete.

        Our non-U.S. contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to the equipment and operation of drilling units, currency conversions and repatriation, oil and gas exploration and development, and taxation of offshore earnings and earnings of expatriate personnel. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and gas and other aspects of the oil and gas industries in their countries. In addition, government action, including initiatives by OPEC, may continue to cause oil or gas price volatility. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil companies and may continue to do so.

        Another risk inherent in our operations is the possibility of currency exchange losses where revenues are received and expenses are paid in nonconvertible currencies. We may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available in the country of operation.

Failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties, drilling contract terminations and an adverse effect on our business.

        In June 2007, GlobalSantaFe's management retained independent outside counsel to conduct an internal investigation of its Nigerian and West African operations, focusing on brokers who handled customs matters with respect to its affiliates operating in those jurisdictions and whether those brokers have fully complied with the U.S. Foreign Corrupt Practices Act ("FCPA") and local laws. GlobalSantaFe commenced its investigation following announcements by other oilfield service companies that they were independently investigating the FCPA implications of certain actions taken by third parties in respect of customs matters in connection with their operations in Nigeria, as well as another company's recently announced settlement implicating a third party handling customs matters in Nigeria. In each case, the customs broker was reported to be Panalpina Inc., which GlobalSantaFe used to obtain temporary import permits for its rigs operating offshore Nigeria. GlobalSantaFe voluntarily disclosed its internal investigation to the U.S. Department of Justice (the "DOJ") and the SEC and, at their request, expanded its investigation to include the activities of its customs brokers in other West African countries and the activities of Panalpina Inc. worldwide. The investigation is focusing on whether the brokers have fully complied with the requirements of their contracts, local laws and the FCPA. In late November 2007, GlobalSantaFe received a subpoena from the SEC for documents related to its investigation. In this connection, the SEC advised GlobalSantaFe that it had issued a formal order of investigation. After the completion of the merger transaction with GlobalSantaFe, the independent outside counsel began formally reporting directly to our audit committee. Our legal representatives are keeping the DOJ and SEC apprised of the scope and details of their investigation and producing relevant information in response to their requests.

        On July 25, 2007, our legal representatives met with the DOJ in response to a notice we received requesting such a meeting regarding our engagement of Panalpina Inc. for freight forwarding and other services in the United States and abroad. The DOJ has informed us that it is conducting an investigation of alleged FCPA violations by oil service companies who used Panalpina Inc. and other brokers in Nigeria and other parts of the world. We began developing an investigative plan which would allow us to promptly review and produce relevant and responsive information requested by the DOJ. Subsequently, we expanded this investigation to include one of our agents for Nigeria. The investigation is being conducted by outside counsel who reports directly to the audit committee of our board of directors. The investigation has focused on whether the customs brokers and agent have fully complied with the terms of their respective agreements, the FCPA and local laws. We prepared and presented an investigative plan to the DOJ and have informed the SEC of the ongoing investigation. We have begun implementing the investigative plan.

        We cannot predict the ultimate outcome of these investigations, the effect of implementing any further measures that may be necessary to ensure full compliance with applicable laws or to what extent, if at all, we could be subject to fines, sanctions or other penalties. Our investigation includes a review of amounts paid to and by customs brokers in connection with the obtaining of permits for the temporary importation of vessels and the clearance of goods and materials. These permits and clearances are necessary in order for us to operate our vessels in certain jurisdictions. There is a risk that we may not be able to obtain import permits or renew temporary importation permits in West

African countries, including Nigeria, in a manner that complies with the FCPA. As a result, we may not have the means to renew temporary importation permits for rigs located in the relevant jurisdictions as they expire or to send goods and equipment into those jurisdictions, in which event we may be forced to terminate the pending drilling contracts and relocate the rigs or leave the rigs in these countries and risk permanent importation issues, either of which could have an adverse effect on our financial results. In addition, termination of drilling contracts could result in damage claims by customers.

Our operating and maintenance costs will not necessarily fluctuate in proportion to changes in operating revenues.

        Our operating and maintenance costs will not necessarily fluctuate in proportion to changes in operating revenues. Operating revenues may fluctuate as a function of changes in dayrate. However, costs for operating a rig are generally fixed or only semi-variable regardless of the dayrate being earned. In addition, should our rigs incur idle time between contracts, we typically will not de-man those rigs because we will use the crew to prepare the rig for its next contract. During times of reduced activity, reductions in costs may not be immediate as portions of the crew may be required to prepare rigs for stacking, after which time the crew members are assigned to active rigs or dismissed. In addition, as our rigs are mobilized from one geographic location to another, the labor and other operating and maintenance costs can vary significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are amortized.

Our drilling contracts may be terminated due to a number of events.

        Our customers may terminate or suspend some of our term drilling contracts without paying a termination fee under various circumstances such as the loss or destruction of the drilling unit, downtime or impaired performance caused by equipment or operational issues, some of which will be beyond our control, or sustained periods of downtime due to force majeure events. Suspension of drilling contracts results in loss of the dayrate for the period of the suspension. If our customers cancel some of our significant contracts and we are unable to secure new contracts on substantially similar terms, it could adversely affect our results of operations. In reaction to depressed market conditions, customers may also seek renegotiation of firm drilling contracts to reduce their obligations.

We are subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.

        We are subject to a variety of litigation and may be sued in additional cases. Certain of our subsidiaries are named as defendants in numerous lawsuits alleging personal injury as a result of exposure to asbestos or toxic fumes or resulting from other occupational diseases, such as silicosis, and various other medical issues that can remain undiscovered for a considerable amount of time. Some of these subsidiaries that have been put on notice of potential liabilities have no assets. Other subsidiaries are subject to litigation relating to environmental damage. We cannot predict the outcome of these cases involving those subsidiaries or the potential costs to resolve them. Insurance may not be applicable or sufficient in all cases, insurers may not remain solvent, and policies may not be located. Suits against non-asset-owning subsidiaries have and may in the future give rise to alter ego or successor-in-interest claims against us and our asset-owning subsidiaries to the extent a subsidiary is unable to pay a claim or insurance is not available or sufficient to cover the claims. To the extent that one or more pending or future litigation matters are not resolved in our favor and are not covered by insurance, a material adverse effect on our financial results and condition could result.

Turnkey drilling operations expose us to additional risks, which can adversely affect our profitability, because we assume the risk for operational problems and the contracts are on a fixed-price basis.

        We conduct most of our drilling services under dayrate drilling contracts where the customer pays for the period of time required to drill or work over a well. However, we also enter into a significant number of turnkey contracts each year. Our compensation under turnkey contracts depends on whether we successfully drill to a specified depth or, under some of the contracts, complete the well. Unlike dayrate contracts, where ultimate control is exercised by the customer, we are exposed to additional risks when serving as a turnkey drilling contractor because we make all critical decisions. Under a turnkey contract, the amount of our compensation is fixed at the amount we bid to drill the well. Thus, we will not be paid if operational problems prevent performance unless we choose to drill a new well at our expense. Further, we must absorb the loss if problems arise that cause the cost of performance to exceed the turnkey price. Given the complexities of drilling a well, it is not unusual for unforeseen problems to arise. We do not generally insure against risks of unbudgeted costs associated with turnkey drilling operations. By contrast, in a dayrate contract, the customer retains most of these risks. As a result of the additional risks we assume in performing turnkey contracts, costs incurred from time to time exceed revenues earned. Accordingly, in prior quarters, GlobalSantaFe incurred significant losses on certain of its turnkey contracts, and we can expect that will continue to be the case in the future. Depending on the size of these losses, they may have a material adverse affect on the profitability of our drilling management services business in a given period.

Turnkey drilling operations are contingent on our ability to win bids and on rig availability, and the failure to win bids or obtain rigs for any reason may have a material adverse effect on the results of operations of our drilling management services business.

        Our results of operations from our drilling management services business may be limited by certain factors, including our ability to find and retain qualified personnel, to hire suitable rigs at acceptable rates, and to obtain and successfully perform turnkey drilling contracts based on competitive bids. Our ability to obtain turnkey drilling contracts is largely dependent on the number of these contracts available for bid, which in turn is influenced by market prices for oil and natural gas, among other factors. Furthermore, our ability to enter into turnkey drilling contracts may be constrained from time to time by the availability of our or third-party drilling rigs. Constraints on the availability of rigs may cause delays in our drilling management projects and a reduction in the number of projects that we can complete overall, which could have an adverse effect on the results of operations of our drilling management services business.

Public health threats could have a material adverse effect on our operations and our financial results.

        Public health threats, such as the bird flu, Severe Acute Respiratory Syndrome, and other highly communicable diseases, outbreaks of which have already occurred in various parts of the world in which we operate, could adversely impact our operations, the operations of clients and the global economy, including the worldwide demand for oil and natural gas and the level of demand for our services. Any quarantine of personnel or inability to access our offices or rigs could adversely affect our operations. Travel restrictions or operational problems in any part of the world in which we operate, or any reduction in the demand for drilling services caused by public health threats in the future, may materially impact operations and adversely affect our financial results.

Compliance with or breach of environmental laws can be costly and could limit our operations.

        Our operations are subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment. For example, as an operator of mobile offshore drilling units in navigable U.S. waters and some offshore areas, we may be liable for damages and costs incurred in connection with oil spills related to those operations. Laws and regulations protecting the environment have become more stringent in recent years and may in some cases impose strict liability, rendering a person liable for environmental damage without regard to negligence. These laws and regulations may expose us to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on our consolidated financial position, results of operations or cash flows.

        We have generally been able to obtain some degree of contractual indemnification pursuant to which our clients agree to protect and indemnify us against liability for pollution, well and environmental damages; however, there is no assurance that we can obtain such indemnities in all of our contracts or that, in the event of extensive pollution and environmental damages, our clients will have the financial capability to fulfill their contractual obligations to us. Also, these indemnities may not be enforceable in all instances.

Our ability to operate our rigs in the U.S. Gulf of Mexico could be restricted by governmental regulation.

        Hurricanes Ivan, Katrina and Rita caused damage to a number of rigs in the U.S. Gulf of Mexico fleet, and rigs that were moved off location by the storms may have damaged platforms, pipelines, wellheads and other drilling rigs during their movements. The Minerals Management Service of the U.S. Department of the Interior ("MMS") has conducted hearings and is undertaking studies to determine methods to prevent or reduce the number of such incidents in the future. The MMS issued guidelines requiring jackup drilling rigs operating in the U.S. Gulf of Mexico to operate during hurricane season with a greater air gap between the hull of the rig and the water, effectively reducing the water depth in which the rigs can operate. The regulations also require operators to conduct more stringent subjective risk assessments of the soil conditions in which the rigs operate in order to increase the survivability of rigs in hurricane conditions. These regulations limit the areas in which particular jackup rigs can operate and expose operators to greater risk of a contracted rig not being able to operate at a specified location, and may reduce the marketability of certain rigs or generally decrease the demand for jackup rigs during hurricane season. In 2006, the MMS issued interim guidelines requiring that semisubmersibles operating in the U.S. Gulf of Mexico assess their mooring systems against stricter criteria. In 2007 additional guidelines were issued which impose stricter criteria, requiring rigs to meet 25-year storm conditions. Although all of our semisubmersibles currently operating in the U.S. Gulf of Mexico meet the 2007 requirements, these guidelines may negatively impact our ability to operate other semisubmersibles in the U.S. Gulf of Mexico in the future. Moreover, the MMS may issue additional regulations that could increase the cost of operations or reduce the area of operations for our rigs in the future, thus reducing their marketability. Implementation of additional MMS regulations may subject us to increased costs or limit the operational capabilities of our rigs and could materially and adversely affect our operations in the U.S. Gulf of Mexico.

World political events could affect the markets for drilling services.

        World political events have resulted in military action in Afghanistan and Iraq and terrorist attacks and related unrest. Military action by the United States or other nations could escalate and further acts of terrorism may occur in the U.S. or elsewhere. Such acts of terrorism could be directed against companies such as ours. Such developments have caused instability in the world's financial and insurance markets in the past. In addition, these developments could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for drilling services. Insurance premiums could increase and coverages may be unavailable in the future.

        U.S. government regulations may effectively preclude us from actively engaging in business activities in certain countries. These regulations could be amended to cover countries where we currently operate or where we may wish to operate in the future.

We are subject to anti-takeover provisions.

        Our articles of association contain provisions that could prevent or delay an acquisition of the company by means of a tender offer, a proxy contest or otherwise. These provisions may also adversely affect prevailing market prices for our ordinary shares. These provisions, among other things:

  •
  classify our board into three classes of directors, each of which serve for staggered three-year periods;

  •
  provide that our board may designate the terms of any new series of preference shares;

  •
  provide that any shareholder who wishes to propose any business or to nominate a person or persons for election as director at any annual meeting may only do so if advance notice is given to the Secretary of Transocean;

  •
  provide that the exact number of directors on our board can be set from time to time by a majority of the whole board of directors and not by our shareholders, subject to a minimum of two and a maximum of 14;

  •
  provide that directors can be removed from office only for cause, as defined in our articles of association, by the affirmative vote of the holders of the issued shares generally entitled to vote;

  •
  provide that any vacancy on the board of directors will be filled by the affirmative vote of the remaining directors and not by the shareholders; provided, however, that during the period until November 27, 2009, if the vacancy relates to a director who was a Transocean director prior to our merger transaction with GlobalSantaFe, then the vacancy will be filled by the other Transocean directors, and if the vacancy relates to a director who was a GlobalSantaFe director prior to our merger transaction with GlobalSantaFe, then the vacancy will be filled by the other GlobalSantaFe directors;

  •
  provide that any action required or permitted to be taken by the holders of ordinary shares must be taken at a duly called annual or extraordinary general meeting of shareholders unless taken by written consent of all holders of ordinary shares;

  •
  provide that only a majority of the directors may call extraordinary general meetings of the shareholders;

  •
  limit the ability of the our shareholders to amend or repeal some provisions of our articles of association; and

  •
  limit transactions between us and an "interested shareholder," which is generally defined as a shareholder that, together with its affiliates and associates, beneficially, directly or indirectly, owns 15% or more of our issued voting shares.

        Our board of directors is comprised of seven persons who were designated by Transocean and seven persons who were designated by GlobalSantaFe prior to completing the merger. Under our articles of association, at each annual general meeting held during the two years following the completion of the merger, each such director whose term expires during such period will be nominated for re-election (or another person selected by the applicable group of directors will be nominated for election) to our board of directors.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

  •
  repayment or refinancing of debt,

  •
  acquisitions,

  •
  working capital,

  •
  capital expenditures and repurchases, and

  •
  redemptions of securities.

        Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our historical ratio of earnings to fixed charges for the nine-month period ended September 30, 2007 and for each of the years in the five-year period ended December 31, 2006.

	Nine months ended September 30, 2007	Year ended December 31,
		2006		2005		2004		2003		2002
Historical ratio of earnings to fixed charges	15.94x	12.28	x	7.61	x	2.37	x	1.15	x	(a)

    (a)
    Total fixed charges exceed total adjusted earnings available for payment of fixed charges by $2,474 million. Total adjusted earnings available for payment of fixed charges includes a $2,876 million goodwill impairment charge.

        We have computed the ratios of earnings to fixed charges shown above by dividing earnings by fixed charges. For this purpose, "earnings" consist of income (loss) from continuing operations before income taxes plus fixed charges, distributed earnings of unconsolidated affiliates and amortization of capitalized interest, less capitalized interest and undistributed equity in earnings of unconsolidated affiliates. "Fixed charges" consist of interest expense, capitalized interest, amortization of debt discount or premium and an estimate of the interest within rental expense.

        Our ratio of earnings to fixed charges and preference share dividends for the nine-month period ended September 30, 2007 and for each of the years in the five-year period ended December 31, 2006 is the same as the ratio of earnings to fixed charges because we had no preference shares outstanding for any of the periods presented.

DESCRIPTION OF THE DEBT SECURITIES

        Our debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities on a senior unsecured basis under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a senior indenture. We will issue subordinated debt securities under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a subordinated indenture. We refer to the senior indentures and the subordinated indentures collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, our senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

        We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "us" or "we" mean Transocean Inc. only.

Provisions Applicable to Each Indenture

        General.    The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

        Unless we inform you otherwise in the applicable prospectus supplement, the indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        Terms.    The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global debt securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  any right to extend or defer the interest payment periods and the duration of the extension;

  •
  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

  •
  whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  whether the debt securities are defeasible in the matter described below under "—Defeasance," and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities of ours or any other entity;

  •
  with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities not prohibited by the applicable indenture.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

        Consolidation, Merger and Sale of Assets.    The indentures generally permit a consolidation, merger or scheme of arrangement qualifying as an amalgamation between us and another entity. They also permit us to sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with, merge into or complete a scheme of arrangement qualifying as an amalgamation with any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets to any entity unless:

  •
  immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

  •
  if we are not the continuing entity, the resulting entity or transferee assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indenture and the debt securities.

        Upon any such consolidation, merger or scheme of arrangement qualifying as an amalgamation in which we are not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving us, the resulting entity or transferee will be substituted for us under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, we will be released from the applicable indenture.

        Events of Default.    Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  failure to pay interest when due on that series of debt securities for 30 days;

  •
  failure to pay principal of or any premium on that series of debt securities when due;

  •
  failure to make any sinking fund payment when required for that series for 30 days;

  •
  failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  specified events involving bankruptcy, insolvency or reorganization of Transocean Inc.; and

  •
  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default for that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee;

  •
  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

  •
  with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

  •
  with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

        The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would expose the trustee to personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

        The indentures require us to file each year with the trustee a written statement as to our compliance with the covenants contained in the applicable indenture.

        Modification and Waiver.    Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of the debt security or change its stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

  •
  waive a continuing default or event of default regarding any payment on the debt securities.

        Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or scheme of arrangement qualifying as an amalgamation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

  •
  to add events of default with respect to any debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

  •
  to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. We will inform you in the applicable prospectus supplement if defeasance provisions apply to a series of debt securities. For such debt securities, if any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with the consolidation, merger, scheme of arrangement and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        Governing Law.    New York law will govern the indentures and the debt securities.

        Trustee.    If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

        Each indenture contains limitations on the right of the trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

        Form, Exchange, Registration and Transfer.    The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption, we will not be required to register the transfer or exchange of:

  •
  any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Payment and Paying Agent.    Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

        Notices.    Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

        Replacement of Debt Securities.    We will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

        Book-Entry Debt Securities.    The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

        Subordination.    Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless we inform you otherwise in a prospectus supplement, "Senior Debt" will mean all debt, including guarantees, of ours, unless the debt states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company. Our authorized share capital is $13,000,000, divided into:

  •
  800,000,000 ordinary shares, par value $0.01, and

  •
  50,000,000 other shares, par value $0.10, which shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors.

        As of November 27, 2007, approximately 315,940,934 ordinary shares and no other class or series of shares had been issued.

        The following description of our share capital is a summary. This summary is not complete and is subject to the complete text of the memorandum of association (the "memorandum") and articles of association (the "articles"). Our memorandum and articles are exhibits to the registration statement and are incorporated herein by reference. We encourage you to read those documents carefully.

DESCRIPTION OF ORDINARY SHARES

Voting

        The holders of ordinary shares are entitled to one vote per share other than on the election of directors.

        With respect to the election of directors, each holder of ordinary shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected and for whose election that holder has a right to vote. The directors are divided into three classes, with only one class being up for election each year. Directors are elected by a plurality of the votes cast in the election. We have, however, adopted a majority vote policy in the election of directors as part of our Corporate Governance Guidelines. This policy provides that the board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the board accepts the resignation. If a nominee who has submitted such a letter of resignation does not receive more votes cast "for" than "against" the nominee's election, the Corporate Governance Committee must promptly review the letter of resignation and recommend to the board whether to accept the tendered resignation or reject it. The board must then act on the Corporate Governance Committee's recommendation within 90 days following the certification of the shareholder vote. The board must promptly disclose its decision regarding whether or not to accept the nominee's resignation letter. Cumulative voting for the election of directors is prohibited by our articles.

        There are no limitations imposed by Cayman Islands law or the articles on the right of nonresident shareholders to hold or vote their ordinary shares.

        The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied only with the consent in writing of the holders of all of the issued shares of that class or series or by a special resolution passed at a separate general meeting of holders of the shares of that class or series. The necessary quorum for that meeting is the presence in person or by proxy of holders of at least a majority of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issuance of additional shares that rank in any respect prior to or equivalent with those shares.

        Under Cayman Islands law, some matters, like altering the memorandum or the articles, changing the name of a company, voluntarily winding up a company or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution. A special resolution is a resolution (1) passed by the holders of two-thirds of the shares voted at a general meeting (or such greater number as may be specified in the articles of association of the company) or (2) approved in writing by all shareholders entitled to vote at a general meeting of the company.

Quorum for General Meetings

        The presence of shareholders, in person or by proxy, holding at least a majority of the issued shares generally entitled to vote at a meeting, is a quorum for the transaction of most business. However, different quorums are required in some cases to approve a change in our articles.

        Shareholders present, in person or by proxy, holding at least 95% of the issued shares entitled to vote at a meeting constitute the required quorum at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or cause any of the following provisions of the articles to cease to apply:

  •
  Section 17—which relates to the convening of general meetings,

  •
  Section 19—which relates to proceedings and procedures at general meetings,

  •
  Section 21.1—which relates to the election and appointment of directors,

  •
  Section 26—which requires shareholders to approve the sale, lease or exchange of all or substantially all of Transocean's property or assets, or

  •
  Section 27—which generally requires shareholders to approve business combinations with interested shareholders (with the exceptions described below).

        This required quorum is also necessary to amend, vary, suspend the operation of or cause the provisions of Article 40, which sets forth certain corporate governance provisions described below under "Corporate Governance" that are otherwise effective until November 27, 2009, to cease to apply. The quorum requirement for a special resolution to amend, vary, suspend the operation of or cause the provisions of Article 40 to cease to apply may be waived by the vote of two-thirds of the board of directors.

        Notwithstanding the above, the presence of shareholders, in person or by proxy, holding at least a majority of the issued shares entitled to vote at the meeting to consider or adopt a special resolution, is a quorum if:

  •
  a majority of the board of directors has, at or prior to the meeting, recommended a vote in favor of the special resolution, and

  •
  in the case of a special resolution to amend, vary, suspend the operation of or disapply Section 27 of the articles, other than a special resolution referred to below, the favorable board of directors' recommendation is made at a time when a majority of the board of directors then in office were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors.

        In addition, the presence of shareholders, in person or by proxy, holding at least a majority of the issued shares entitled to vote at a meeting, is also the required quorum to consider or adopt a special resolution to delete Section 27 of the articles if:

  •
  the resolution will not be effective until 12 months after the passing of the resolution, and

  •
  the restriction in Section 27 of the articles will otherwise continue to apply to any business combination between us and any person who became an interested shareholder on or before the passing of the resolution.

        The shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of shareholders that leaves less than a quorum.

Corporate Governance

        Article 40 of the articles stipulates the following with respect to the composition of our board of directors and our management until November 27, 2009, the second anniversary of our merger transaction with GlobalSantaFe:

  •
  the board of directors will consist of 14 directors, an equal number of whom were designated prior to the merger transaction by Transocean, whom we refer to as the Transocean designated directors, and by GlobalSantaFe, whom we refer to as the GlobalSantaFe designated directors,

  •
  Robert E. Rose will be the chairman of the board of directors, and the removal, replacement or appointment of a new chairman will require the vote of two-thirds of the entire board of directors,

  •
  each committee of the board of directors will consist of an equal number of Transocean designated directors and GlobalSantaFe designated directors,

  •
  the chairman of each of the audit committee and the executive compensation committee of the board of directors will be a GlobalSantaFe designated director,

  •
  the chairman of each of the corporate governance committee and the finance and benefits committee of the board of directors will be a Transocean designated director,

  •
  in the event that a Transocean designated director or a GlobalSantaFe designated director dies, resigns, is removed from or otherwise fails to serve on the board of directors, the remaining Transocean designated directors or GlobalSantaFe designated directors, as applicable, may designate such director's replacement, and

  •
  Robert L. Long will be our chief executive officer and Jon A. Marshall will be our president and chief operating officer, and the removal, replacement or appointment of a new chief executive officer or president and chief operating officer will require the vote of two-thirds of the entire board of directors.

Dividend Rights

        Subject to the Companies Law (as amended), any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. The board of directors may declare that any dividend be paid wholly or partly by the distribution of our shares and/or specific assets.

Rights Upon Liquidation

        Upon our liquidation, after creditors have been paid the full amounts owing to them and the holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, then the holders of ordinary shares are entitled to receive, pro rata, any remaining assets available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with us. The assets received by the holders of ordinary shares in liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

No Sinking Fund

        The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        The ordinary shares that have been issued to date are duly and validly issued, fully paid and nonassessable. Any ordinary shares we offer under this prospectus will be fully paid and nonassessable.

No Preemptive Rights

        Holders of ordinary shares have no preemptive or preferential right to purchase any of our securities.

Redemption and Conversion

        The ordinary shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the shares.

Repurchase

        Under our articles, we may purchase any issued ordinary shares in the circumstances and on the terms agreed by us and the holder of the shares, whether or not we have made a similar offer to any of the other holders of ordinary shares.

Restrictions on Transfer

        Subject to the rules of any stock exchange on which the ordinary shares may be listed, the board of directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of shares.

Other Classes or Series of Shares

        The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of that class or series, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Compulsory Acquisition of Shares Held by Minority Holders

        An acquiring party is generally able to acquire compulsorily the ordinary shares of minority holders in one of two ways:

  •
  by a procedure under the Companies Law (as amended) of the Cayman Islands known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of the Cayman Islands company, the consent of a Cayman Islands court and approval of the arrangement by a majority in number representing 75% or more in value of each of the shareholders present and voting, whether in person or by proxy, at the meeting held to consider the arrangement (in each case ignoring the issued ordinary shares held by the acquiring party, if any). If a scheme of arrangement receives all necessary consents, all holders of ordinary shares of the company would be compelled to sell their shares under the terms of the scheme of arrangement, or

  •
  by acquiring pursuant to a tender offer 90% of the ordinary shares not already owned by the acquiring party. If the acquiring party has, within four months after the making of an offer for all the ordinary shares not owned by the acquiring party, obtained the approval of not less than 90% of all the shares to which the offer relates, the acquiring party may, at any time within two months after the end of that four-month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince a Cayman Islands court to order otherwise.

Uncertificated Shares

        We are authorized to issue ordinary shares in certificated or uncertificated form. We currently issue ordinary shares in uncertificated, book-entry form.

Stock Exchange Listing

        The ordinary shares are listed on the New York Stock Exchange and trade under the symbol "RIG."

Transfer Agent

        The transfer agent and registrar for the ordinary shares is The Bank of New York.

DESCRIPTION OF PREFERENCE SHARES

        The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of that class or series, to provide from time to time for the issuance of up to 50,000,000 preference shares in one or more classes or series of shares. The board of directors can also establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

        We have summarized selected provisions of the preference shares in this section. This summary is not complete. If we offer any preference shares, we will file the form of the preference shares with the SEC, and you should read it for provisions that may be important to you.

        The prospectus supplement relating to any series of preference shares being offered will describe that series of preference shares and include specific terms relating to the offering. The prospectus supplement will include some or all of the following:

  •
  the title of the preference shares,

  •
  the maximum number of shares of the series,

  •
  the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative,

  •
  procedures for any auctioning or remarketing of the preference shares,

  •
  any liquidation preference,

  •
  any optional redemption provisions,

  •
  any sinking fund or other provisions that would obligate us to redeem or purchase the preference shares,

  •
  any terms for the conversion or exchange of the preference shares for our debt securities, ordinary shares or other preference shares,

  •
  any voting rights, or

  •
  any other preferences and relative, participating, optional or other special rights and limitations.

        Any preference shares we offer under this prospectus will be fully paid and nonassessable. The transfer agent and registrar for each series will be described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preference shares, ordinary shares or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

        We have summarized selected provisions of the warrants and the warrant agreements below. This summary is not complete. If we offer any warrants, we will file the form of any warrant certificate and warrant agreement with the SEC, and you should read the warrant certificate and warrant agreement for provisions that may be important to you.

        The prospectus supplement relating to any warrants being offered will describe the warrants and include specific terms relating to the offering. The prospectus supplement will include some or all of the following:

  •
  the title of the warrants,

  •
  the aggregate number of warrants offered,

  •
  the designation, number and terms of the debt securities, ordinary shares, preference shares or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers,

  •
  the exercise price of the warrants,

  •
  the dates or periods during which the warrants are exercisable,

  •
  the designation and terms of any securities with which the warrants are issued,

  •
  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable,

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated,

  •
  any minimum or maximum amount of warrants that may be exercised at any one time,

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants, or

  •
  any other terms of the warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

        We may amend the warrant agreements and the warrants, without the consent of the holders of the warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

Enforceability

        The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

ANTI-TAKEOVER PROVISIONS

        Our articles have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquiror prior to its having obtained sufficient control to adopt a special resolution amending our articles.

        The articles provide that our board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, as defined in the articles, by the affirmative vote of the holders of a majority of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may be filled only by the remaining directors and not by the shareholders. Additionally, until November 27, 2009, any vacancy on the board of directors shall be filled as follows: if the vacancy relates to a director who was a Transocean director immediately prior to the time of our merger transaction with GlobalSantaFe, then by the other Transocean directors, and if the vacancy relates to a director who was a GlobalSantaFe director immediately prior to the time of our merger transaction with GlobalSantaFe, then by the other GlobalSantaFe directors. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

        The articles provide that the board of directors will consist of at least two and not more than 14 persons plus the number of directors that any class of shares (other than ordinary shares) are entitled to elect, voting separately as a class. As of the effective time of our merger transaction with GlobalSantaFe, we had 14 directors, seven of whom were previously Transocean directors and seven of whom were previously GlobalSantaFe directors. We will use reasonable best efforts to maintain this allocation until November 27, 2009. After such time, the exact number of directors is to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

        The articles establish an advance notice procedure that must be followed by shareholders if they wish to nominate candidates for election as directors or propose any business at an annual general meeting of shareholders. The articles provide generally that, if a shareholder desires to nominate candidates for election as directors or propose any business at an annual general meeting, that shareholder must give us notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual general meeting. However, if the date of the forthcoming annual general meeting is more than 30 days before or after the anniversary date, the deadline is the close of business on the tenth day after we publicly disclose the meeting date. In each case, the notice must contain specified information concerning the shareholder submitting the proposal.

        Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of ordinary shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of ordinary shares. Special general meetings may be called only by a majority of the entire board of directors.

        The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as it considers fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been established as of the date of this prospectus.

        The special quorum provisions contained in the articles require the holders of 95% of all the voting shares to be present, in person or by proxy, at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or cease the application of the following provisions of the articles, unless a majority of the board of directors has recommended that the shareholders vote in favor of the special resolution:

  •
  Section 17—which relates to the convening of general meetings,

  •
  Section 19—which relates to proceedings and procedures at general meetings,

  •
  Section 21.1—which relates to the election and appointment of directors,

  •
  Section 26—which requires shareholders to approve the sale, lease or exchange of all or substantially all of our property or assets, or

  •
  Section 27—which generally requires shareholders to approve business combinations with interested shareholders.

        This required quorum is also necessary to amend, vary, suspend the operation of or cause the provisions of Article 40, which sets forth certain corporate governance provisions that are otherwise effective until November 27, 2009, to cease to apply. These provisions include that until November 27, 2009, Robert E. Rose will serve as chairman of the board of directors, Robert L. Long will serve as our chief executive officer and Jon A. Marshall will serve as our president and chief operating officer unless such person is removed or replaced by the affirmative vote of two-thirds of the entire board of directors of Transocean. Please read "Description of Ordinary Shares—Corporate Governance." The quorum requirement for a special resolution to amend, vary, suspend the operation of or cause the provisions of Article 40 to cease to apply may be waived by the vote of two-thirds of the board of directors.

        For a description of exceptions to the quorum requirements to amend Section 27, see the discussion under the heading "Description of Ordinary Shares—Quorum for General Meetings."

        Our articles generally prohibit "business combinations" between us and an "interested shareholder." Specifically, "business combinations" between an interested shareholder and us are prohibited for a period of three years after the time the interested shareholder acquired its shares, unless:

  •
  the business combination or the transaction resulting in the person becoming an interested shareholder is approved by the board of directors prior to the date the interested shareholder acquired shares,

  •
  the interested shareholder acquired at least 85% of our shares in the transaction in which it became an interested shareholder, or

  •
  the business combination is approved by a majority of the board of directors and by the affirmative vote of disinterested shareholders holding at least two-thirds of the shares generally entitled to vote.

        "Business combinations" is defined broadly to include mergers, consolidations of majority owned subsidiaries, sales or other dispositions of assets having an aggregate value equal to or in excess of 10% of our consolidated assets, and most transactions that would increase the interested shareholder's proportionate share ownership.

        "Interested shareholder" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 15% or more of our issued voting shares, or who is an affiliate or associate of the company and was the owner of 15% or more of our issued voting shares within the three-year period immediately prior to the date a determination is sought.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents. The prospectus supplement will set forth the following information:

  •
  the terms of the offering,

  •
  the names of any underwriters or agents,

  •
  the purchase price,

  •
  the net proceeds to us,

  •
  any delayed delivery arrangements,

  •
  any underwriting discounts and other items constituting underwriters' compensation,

  •
  any initial public offering price,

  •
  any discounts or concessions allowed or reallowed or paid to dealers, and

  •
  any commissions paid to agents.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

        We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares.

        We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

        The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be our customers, may engage in transactions with us, or may perform services for us in the ordinary course of their businesses.

        The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

LEGAL MATTERS

        The validity of the debt securities offered hereby will be passed upon by Baker Botts L.L.P., Houston, Texas. The validity of the ordinary shares, preference shares and warrants offered hereby will be passed upon by our Cayman Islands counsel, Walkers, Cayman Islands. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements and schedule of Transocean Inc. and subsidiaries as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting, incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, and are incorporated herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of GlobalSantaFe Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2006, which is incorporated herein by reference to Transocean Inc.'s Current Report on Form 8-K filed on December 3, 2007, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their reports therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our proved oil and natural gas reserves in the United States was prepared by Netherland, Sewell and Associates, Inc., and has been incorporated herein by reference upon the authority of said firm as experts with respect to matters covered by such reports and in giving such report. In addition, certain information with respect to our proved oil and natural gas reserves in the United Kingdom was prepared by the firm of DeGolyer and MacNaughton, and has been incorporated herein by reference upon the authority of said firm as experts with respect to matters covered by such reports and in giving such report.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With respect to the unaudited condensed financial information of GlobalSantaFe and subsidiaries for the three-month and nine-month periods ended September 30, 2007 and 2006, incorporated herein by reference to Transocean Inc.'s Current Report on Form 8-K filed on December 3, 2007, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated November 1, 2007, for the three-month and nine-month periods ended September 30, 2007 and 2006, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited condensed financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

Transocean Inc.

$2,000,000,000 1.625% Series A
Convertible Senior Notes due 2037

$2,000,000,000 1.50% Series B
Convertible Senior Notes due 2037

$2,000,000,000 1.50% Series C
Convertible Senior Notes due 2037

Joint Bookrunning Managers

Goldman, Sachs & Co.

Lehman Brothers

Citi (Series A Notes & Series C Notes)

Credit Suisse (Series B Notes)

Joint Lead Managers

Calyon Securities (USA) Inc. (Series B Notes)

Credit Suisse (Series A Notes)

Fortis Securities LLC (Series C Notes)

JPMorgan (Series A Notes & Series B Notes)

UBS Investment Bank (Series A Notes, Series B Notes & Series C Notes)

Wells Fargo Securities (Series C Notes)